SHOWBIZ PIZZA TIME, INC.
                       FRANCHISE AGREEMENT - Exhibit 10(f)
                                             -------------


                                 4441 West Airport Freeway
                                 P.O. Box 152077
                                 Irving, TX  75062



           SHOWBIZ PIZZA TIME, INC. FRANCHISE AGREEMENT


                                                       PAGE


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

I.      GRANT. . . . . . . . . . . . . . . . . . . . . . . . .  2

II.     TERM AND RENEWAL . . . . . . . . . . . . . . . . . . .  3

III.    DUTIES OF FRANCHISOR . . . . . . . . . . . . . . . . .  4

IV.     FEES . . . . . . . . . . . . . . . . . . . . . . . . .  6

V.      SITE SELECTION . . . . . . . . . . . . . . . . . . . .  8

VI.     DUTIES OF FRANCHISEE . . . . . . . . . . . . . . . . . 10

VII.    PROPRIETARY MARKS. . . . . . . . . . . . . . . . . . . 17

VIII.   ANIMATED ENTERTAINMENT RIGHTS AND
        ENTERTAINMENT FUND . . . . . . . . . . . . . . . . . . 20

IX.     OPERATIONAL POLICIES . . . . . . . . . . . . . . . . . 22

X.      CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . 22

XI.     ACCOUNTING AND RECORDS . . . . . . . . . . . . . . . . 23

XII.    ADVERTISING. . . . . . . . . . . . . . . . . . . . . . 25

XIII.   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . 27

XIV.    TRANSFERABILITY OF INTEREST. . . . . . . . . . . . . . 28

XV.     RELOCATION OF FRANCHISED RESTAURANT. . . . . . . . . . 33

XVI.    DEFAULT AND TERMINATION. . . . . . . . . . . . . . . . 33

XVII.   OBLIGATIONS UPON TERMINATION . . . . . . . . . . . . . 36

XVIII.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 40

XIX.    TAXES, PERMITS AND INDEBTEDNESS OF FRANCHISEE. . . . . 41

XX.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION . . . . . . 42

XXI.    APPROVALS AND WAIVERS. . . . . . . . . . . . . . . . . 45

XXII.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 46

XXIII.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . 46

XXIV.   SEVERABILITY AND CONSTRUCTION. . . . . . . . . . . . . 46

XXV.    CURRENCY REQUIREMENT . . . . . . . . . . . . . . . . . 47

XXVI.   MEDIATION AND APPLICABLE LAW . . . . . . . . . . . . . 47

XXVII.  ACKNOWLEDGEMENTS . . . . . . . . . . . . . . . . . . . 49

XXVIII. GUARANTY . . . . . . . . . . . . . . . . . . . . . . . 50


ATTACHMENT A - Franchisee's Principals and Initial Equity Owners
ATTACHMENT B - Guaranty
ATTACHMENT C - Cornerstones
ATTACHMENT D - Confidentiality and Noncompetition Agreement
ATTACHMENT E - Lease Rider
ATTACHMENT F - Advertising Cooperative Agreement


                     SHOWBIZ PIZZA TIME, INC.
                       FRANCHISE AGREEMENT


        THIS AGREEMENT, made and entered into-------------------------, 199--, by and between ShowBiz Pizza Time, Inc., a Kansas corporation (hereinafter referred to as "Franchisor"), and -------------------- (hereinafter referred to as "Franchisee").


                           WITNESSETH:

        WHEREAS, Franchisor owns and franchises a distinctive system (hereinafter "System") relating to the establishment, development, and operation of family-oriented pizza restaurants, the distinguishing characteristics of which System include, without limitation, entertainment at the restaurant by video display and/or three-dimensional computer- controlled animated characters which play or appear to play instruments, sing and talk; separate areas with a variety of rides, amusement games and other attractions;
characteristic decorations, furnishings and materials; specially-designed equipment and equipment layouts; trade secret food products and other special recipes, menus and food and beverage designations; food and beverage preparation and service procedures and techniques; operating procedures for sanitation and maintenance; methods and techniques for inventory and cost controls, record keeping and reporting, personnel training and management, and advertising and promotional programs; Cornerstones for operation (as defined in Paragraph VI.T, below); and Operational Policies (as defined in Paragraph IX.A, below) all of which may be changed, improved or further developed by Franchisor from time to time;

        WHEREAS, Franchisor is the owner of the entire right, title and interest in the mark "Chuck E. Cheese", and owns and/or has the right to use and license others to use such other trade names, trademarks and service marks, as are now designated (and may hereinafter be designated by Franchisor in writing) as part of the System (hereinafter "Proprietary Marks"), and Franchisor continues to develop, use and control the Proprietary Marks for the benefit and exclusive use of itself and its franchisees in order to identify for the public the source of products and services marketed thereunder and to represent the System's high standards of quality and service;

        WHEREAS, Franchisor owns and/or has the right to use and license others to use certain unique technology, computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, manufacturing know-how and other intellectual property relating to video display entertainment and three-dimensional computer-controlled animated characters, including, any improvements, additions, replacements, patents, trademarks, service marks, copyrights, and other intellectual and artistic property related thereto, and all plans, specifications and written documents necessary for the operation, maintenance and repair thereof (all of which is hereinafter "Animated Entertainment");

        WHEREAS, Franchisor has used and licensed others to use Animated Entertainment as an integral and central feature of the System restaurants, including certain three-dimensional computer-controlled animated characters which have become identified by the public with System restaurants, and Franchisor will continue to use and license others to use as an integral and central feature of the System such animated characters as Franchisor may designate;

        WHEREAS, Franchisee desires to operate a restaurant under the System and wishes to obtain a franchise from Franchisor for that purpose, as well as to receive the training and other assistance as may be provided by Franchisor in connection therewith; and

        WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality and service and the necessity of operating the business franchised hereunder in conformity with Franchisor's standards and specifications.

        NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby mutually agree as follows:

I.   GRANT

     A. Franchisor grants to Franchisee the right and Franchisee undertakes the obligation, upon the terms and conditions set forth in this Agreement: (a) to establish and operate a family-oriented pizza restaurant (the "Franchised Restaurant"), and (b) to use the Proprietary Marks and the System, solely in connection therewith.

     B.   Franchisee shall operate the Franchised Restaurant only
at                    (the "Approved Location").  If, at the time
of execution of this Agreement, a location for the Franchised Restaurant has not been obtained by Franchisee and approved by Franchisor, Franchisee shall lease or acquire a location, subject to Franchisor's approval, as provided in Paragraph V hereof. Franchisee shall not relocate the Franchised Restaurant without the prior written approval of Franchisor.

     C. Except as otherwise provided in this Agreement, during the term of this Agreement, Franchisor shall not establish or operate, or license any other person to establish or operate, a Chuck E. Cheese family-oriented pizza restaurant at any location within the following area:

(the "Protected Territory"). Franchisor retains all other rights. Except as described in this Paragraph I.C, Franchisor shall at all times have the right to offer and sell, and license others to offer and sell, any goods or services under any marks (including the Proprietary Marks) at and from any location (regardless of whether within or outside the Protected Territory, or proximity to the Approved Location) to any customers.

     D. Franchisee acknowledges that the System may be supplemented, improved, or otherwise modified from time to time by Franchisor. Franchisor shall have sole discretion to determine whether a potential characteristic of the System shall be deemed to be part of the System. Franchisee agrees to comply with all reasonable requirements of Franchisor in that regard, including, without limitation, offering and selling new or different products or services as specified by Franchisor and upgrading and/or altering Franchisee's facility.


II.  TERM AND RENEWAL

     A. Except as otherwise provided in this Agreement, the term of this franchise shall run for fifteen (15) years from the date of opening of the Franchised Restaurant which date shall be specified in writing by Franchisor.

     B. Franchisee may, at Franchisee's option, renew this franchise for one (1) additional period of ten (10) years, provided that at the end of the initial term:

          1. Franchisee has given Franchisor written notice of election to renew not less than nine (9) months nor more than twelve (12) months prior to the end of the initial term;

          2. Franchisor shall have inspected the Franchised Restaurant premises and equipment not less than six (6) months nor more than nine (9) months prior to expiration of the initial term, and Franchisee shall have completed to Franchisor's satisfaction all maintenance, refurnishing, renovating and remodeling of the premises and equipment as Franchisor shall require in order to meet Franchisor's then-current standards for restaurants in the System, no later than thirty (30) days prior to expiration of the initial term;

          3. Franchisee is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Franchisee and Franchisor, or its subsidiaries and affiliates, and has substantially complied with all the terms and conditions of such agreements during the terms thereof;

          4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates and has timely met these obligations throughout the term of this Agreement;

          5. Franchisee shall have executed upon renewal hereunder Franchisor's then-current form of Franchise Agreement, which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement including, without limitation, a higher percentage royalty fee, contributions and System assessments; provided, however, Franchisee shall be required to pay, in lieu of the then-current initial franchise fee, a renewal fee which shall be fifty percent (50%) of the then-current initial franchise fee as set by Franchisor;

          6. Franchisee and Franchisee's Principals (a defined in Paragraph XIV hereof) shall comply with Franchisor's then-current qualification and training requirements; and

          7. Franchisee and Franchisee's Principals shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its subsidiaries and affiliates, the Association (as defined in Paragraph VI.K hereof) and their respective officers, directors, shareholders agents and employees.


III. DUTIES OF FRANCHISOR

     A. Franchisor shall provide Franchisee with such site selection assistance as described in Paragraph V.F hereof.

     B. Franchisor shall make available to Franchisee a set of prototype plans (blue prints) and specifications (not for construction) for the Franchised Restaurant, which plans and specifications shall be adapted by Franchisee to Franchisee's site as provided in Paragraph V.C hereof.

     C. Franchisor shall provide, if not previously provided to Franchisee, a standard floor plan as provided in Paragraph VI.C hereof.

     D. Franchisor shall provide initial training, which shall be mandatory, for Franchisee's restaurant general manager and one technician (the latter being employed by Franchisee to maintain the Animated Entertainment, rides, amusement games and other attractions). At the option and expense of Franchisee, Franchisor shall also make available initial training to additional employees of Franchisee. Franchisor shall also make available other required or optional training as it deems appropriate. All training shall be conducted at such location(s) as Franchisor may designate and shall be subject to the terms and conditions set forth in Paragraph VI.E of this Agreement.

     E. Franchisor shall provide one (1) representative to provide on-site opening assistance and supervision for a minimum of seven (7) days and for up to ten (10) days at no charge to Franchisee.

     F. Franchisor shall specify the computer-controlled animated characters and all other components and accessories, including, without limitation, all hardware and software, of the Animated Entertainment to be utilized at the Franchised Restaurant (hereinafter "components"). Franchisor shall approve and designate a source or sources of supply for components. Upon not less than sixty (60) days prior written request by Franchisee, Franchisor will provide, prior to the opening of the Franchised Restaurant, a technician for installation of the Animated Entertainment at the Franchised Restaurant for up to ten (10) days at no charge to Franchisee. Franchisor shall offer to Franchisee, on the terms specified in the confidential Operational Policies, as hereinafter defined, technical assistance and consultation regarding the maintenance and repair of the Animated Entertainment components.

     G. Franchisor shall, subject to the terms and conditions set forth in Paragraph VIII.C of this Agreement, use its best efforts to obtain licenses from performing rights societies as may be required to authorize Franchisee to use musical compositions contained in the Animated Entertainment programs. In the event Franchisor obtains such licenses Franchisor shall forward payment on behalf of Franchisee (for which Franchisee shall reimburse Franchisor) for the music performance fees due under such licenses.

     H. Franchisor shall furnish Franchisee with specifications for all fixtures, equipment, and signs for the Franchised
Restaurant and shall specify the minimum number and types of rides, amusement games and other attractions to be maintained at the Franchised Restaurant.

     I. Franchisor shall provide to Franchisee two (2) on-site construction visits to verify compliance with Franchisor's standards.

     J. Franchisor shall provide such continuing advisory assistance, as Franchisor deems advisable, to Franchisee in the operation of the Franchised Restaurant. Franchisor shall also provide from time to time periodic newsletters and bulletins to Franchisee.

     K. Franchisor shall provide Franchisee one copy of the Operational Policies, which may consist of several volumes, as more fully described in Paragraph IX hereof.

     L. In order to maintain high standards of quality, cleanliness, appearance and service of the Franchised Restaurant:

          1. Franchisor shall conduct, as Franchisor deems advisable, evaluations of the Franchised Restaurant and evaluations of the products sold and used and the service rendered therein; and

          2. Franchisor, upon request and subject to the terms set forth in Paragraphs VI.P and Q hereof, shall provide its standards and specifications for nonproprietary items to Franchisee or Franchisee's suppliers.

     M. Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which it would not otherwise be subject.

     N. Franchisor shall provide Franchisee with such advice and assistance as Franchisor deems advisable in determining the advertising and promotional plans for the Franchised Restaurant.

     O. Franchisee acknowledges and agrees that any duty or obligation imposed on Franchisor by this Agreement may be performed by any designee, employee, or agent of Franchisor, as Franchisor may direct.


IV.  FEES

     1. In consideration of the franchise granted herein, Franchisee shall pay to Franchisor the following fees:

     2. An initial franchise fee of Fifty Thousand Dollars ($50,000) prior to or upon execution of this Agreement. In the event this Agreement is terminated by Franchisor upon Franchisee's default (a) prior to Franchisor's approval of a site for the Franchised Restaurant, the initial fee shall be fully refundable subject to a charge not to exceed twenty percent (20%) of the initial franchise fee to cover reasonable administrative and other expenses and the opportunity costs incurred by Franchisor; (b) after Franchisor's approval of a site for the Franchised Restaurant, Franchisor shall retain fifty percent (50%) of the initial fee as consideration for the reasonable administrative and other expenses and opportunity costs it has incurred; and (c) after construction of the Franchised Restaurant commences, the initial fee shall be deemed fully earned and nonrefundable.

          2. From the date the Franchised Restaurant is opened and thereafter, a continuing monthly royalty fee on or before the fifteenth (15th) day of each month based on a percentage of gross sales (as defined hereinafter) during the preceding calendar month. The royalty fee is an amount equal to 3.8% of the gross sales at the Franchised Restaurant, subject to the immediately following sentence. During the term of this Agreement, Franchisor shall have the right, at its option, upon ninety (90) days' prior notice to Franchisee, to increase the royalty fee to an amount not to exceed 5.0% of the gross sales of the Franchised Restaurant. In such event, Franchisee shall commence payment of the increased royalty fee in the month immediately following the expiration of the ninety-day period.

     B.   1.   Subject to the terms and conditions specified in
Paragraph IV.B.2 hereof, Franchisee shall also remit to the Association (or directly to Franchisor, if so directed by the Association) on a monthly basis the following: 0.4% of Franchisee's gross sales at the Franchised Restaurant as a contribution to the Entertainment Fund (as defined in Paragraph VIII.D hereof) and 0.4% of Franchisee's gross sales at the Franchised Restaurant as a contribution to the Advertising Fund (as defined in Paragraph XII.C hereof). Franchisor shall, for each of its company-owned restaurants, make contributions to such funds at the same percentage of gross sales required of franchisees within the System. The Entertainment Fund and the Advertising Fund shall be maintained and administered, as provided in Paragraph XII. The monthly contribution to the Entertainment Fund and the Advertising Fund (including the TV Ad Fee described below) shall be subject at any time to increase upon a majority vote (counted as hereinafter stated) cast by all System franchisees in good standing under their franchise agreements (e.g., not subject to a pending default notice from Franchisor). Each franchisee shall be provided thirty (30) days advance notice and opportunity to vote on the proposed increase and shall be entitled to one (1) vote per System restaurant in operation, and a majority vote required for any increase shall be a majority of all restaurants represented by the votes cast. Franchisor shall provide written notice to Franchisee at least sixty (60) days prior to the effective date of any increase so approved by such majority vote.

          2. Franchisee shall also remit to the Advertising Fund on a monthly basis five-tenths of one percent (0.5%) of Franchisee's gross sales at the Franchised Restaurant (the "Media Fund Fee"), which shall be used solely for the purpose of purchasing national network television advertising. Franchisee shall be required to pay the Media Fund Fee until the Media Fund Fee is withdrawn as provided in this Paragraph IV.B.2. The Media Fund Fee shall only be withdrawn upon (1) the unilateral election of Franchisor or (2) the vote of System franchisees in good standing under their respective franchise agreements, with thirty
(30) days advance notice of such vote, one vote per franchised restaurant location and a simple majority of restaurants voting in favor of withdrawal; provided however, that if such vote or election shall be taken on or before March 1 of any calendar year, it shall first become effective on September 1 of the same year, and if such vote or election shall have been taken after March 1 of any calendar year, it shall first become effective September 1 of the following calendar year. Not less than six (6) months following any such withdrawal, the Media Fund Fee may be reinstated, upon the unilateral election by Franchisor or by vote in favor of reinstatement in accordance with the procedure described in Subparagraph (2) of this Paragraph IV.B.2 Such reinstatement shall become effective as described above in this Paragraph IV.B.2.

     C. Franchisee shall be required to spend monthly a minimum of three percent (3.0%) of the gross sales of the Franchised Restaurant for local advertising and promotion in Franchisee's Area of Dominant Influence ("ADI"), at least two-thirds (2/3) of which amount shall be spent for television advertising or advertising in some other media approved by Franchisor. During the term of this Agreement, Franchisor shall have the right, at its option, upon ninety (90) days prior notice to Franchisee, to increase the minimum amount to an amount not to exceed 5.0% of the gross sales of the Franchised Restaurant. In such event, Franchisee shall commence spending the increased minimum amount in the month immediately following the expiration of the ninety-day period. The obligation to make expenditures on local advertising shall be reduced by an amount equal to Franchisee's contributions to a Cooperative, as defined below in Paragraph XII.D. The obligation of Franchisee to make expenditures on local advertising shall also be reduced by an amount equal to the Media Fund Fee while the Media Fund Fee remains in effect.

     D. All monthly payments required in Paragraphs IV.A.2 and IV.B shall be paid to Franchisor or its designee by the fifteenth
(15th) day of each month on the gross sales during the preceding calendar month, and shall be submitted to Franchisor together with any monthly reports required under Paragraph XI.B of this Agreement. Any payment or report not actually received by Franchisor or its designee on or before such date shall be deemed overdue. If any payment is overdue, Franchisee shall pay to Franchisor and/or its designee, in addition to the overdue amount, interest on such amount from the date it was due until paid, at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less. Entitlement to such interest shall be in addition to any of the remedies Franchisor may have.

     E. The obligations to make monthly payments required in Paragraphs IV.A.2 and IV.B shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, machinery, fixtures, equipment and inventory owned by Franchisee at the Franchised Restaurant, and against the proceeds and replacements thereof. Franchisee hereby irrevocably appoints Franchisor as its attorney-in-fact (surviving any termination or expiration hereof) to execute and file in the name of Franchisee as debtor such instruments, including Uniform Commercial Code financing statements, as may be required by Franchisor from time to time to evidence such lien.

     F. "Gross sales" as used herein shall include the gross receipts from the sale of all beverages, food and merchandise sold at or from the Franchised Restaurant and all gross receipts from the operation at the Franchised Restaurant of all rides, amusement games and other attractions, vending machines and all other income of every kind and nature related to the Franchised Restaurant, including, without limitation, all monies deposited in rides, amusement games and other attractions (including 100% of monies deposited in rides, amusement games and other attractions leased by Franchisee on a "shared-revenue" or "coin-sharing" basis, which such arrangements are strictly prohibited by Franchisor, pursuant to Paragraph VI.J. hereof), bill and coin changers and any other vending machines, and all revenue from the sale of tokens but excluding the tokens themselves, whether for cash or credit and regardless of collection in the case of credit. However, "gross sales" shall not include any promotional materials given away by Franchisee and any sales taxes or other taxes collected by Franchisee for transmittal to the appropriate taxing authority.

     G. Franchisee shall pay such other fees or amounts described in this Agreement.

V.   SITE SELECTION

     A. Within one hundred twenty (120) days after the date first above written in this Agreement, Franchisee shall identify a site for the Franchised Restaurant, at Franchisee's expense and as provided in Paragraph V.D hereof. The site shall be within the following territory:


(the "Site Selection Territory").

     B. Failure by Franchisee to identify a site for the Franchised Restaurant within the time required in Paragraph V.A shall constitute a default under this Agreement. Time is of the essence.

     C. Franchisor shall not establish, nor franchise another to establish, a family-oriented pizza restaurant under the Proprietary Marks and System within the Site Selection Territory until Franchisor approves a location for the Franchised Restaurant, or until the time set forth in Paragraph V.A hereof expires, whichever event first occurs.

     D. Prior to Franchisee's acquisition by lease or purchase of a site for the Franchised Restaurant, Franchisee shall submit to Franchisor, in the form specified by Franchisor, a completed site review form, such other information or materials as Franchisor may reasonably require, and a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. If the premises will be leased, Franchisee shall also submit to Franchisor evidence that the lease will contain such terms and conditions for leasing as Franchisor may require pursuant to Paragraph VI.B hereof. Recognizing that time is of the essence, Franchisee must submit a proposed site, together with the information and materials required by this Paragraph V.D, to Franchisor for its approval within one hundred twenty (120) days after execution of this Agreement. Franchisor shall have thirty (30) days after receipt of such information and materials from Franchisee to approve or disapprove, in Franchisor's sole discretion, the site as a location for the Franchised Restaurant. No proposed site shall be deemed approved unless it has been expressly approved in writing by Franchisor.

     E. Franchisee shall execute a lease for the premises which contains such rider and other terms as Franchisor may require pursuant to Paragraph VI.B of this Agreement, or shall enter into a binding commitment to purchase such premises, within thirty (30) days of receipt of site approval from Franchisor.

     F. Franchisor shall provide to Franchisee such site selection assistance as Franchisor deems appropriate and one (1) on-site evaluation, if required for site approval by Franchisor, pursuant to Paragraph V.D hereof, at no charge to Franchisee. For any additional on-site evaluations, Franchisee shall reimburse Franchisor for its reasonable expenses, including, without limitation, air travel expenses and a per diem charge for room and board.

     G. Franchisee shall furnish Franchisor with a copy of any executed lease within ten (10) days after execution thereof.

     H. After a Site for the Franchised Restaurant has been approved in writing by Franchisor and acquired by Franchisee pursuant to Paragraph V.D hereof, the site shall constitute the Approved Location referred to in Paragraph I.B hereof.

     I. Franchisee hereby acknowledges and agrees that Franchisor's approval of a site does not constitute an assurance, representation or warranty of any kind, express or implied, as to the suitability of the site for the Franchised Restaurant or for any other purpose. Franchisor's approval of the site indicates only that Franchisor believes the site complies with acceptable minimum criteria established by Franchisor solely for its purposes as of the time of the evaluation. Both Franchisee and Franchisor acknowledge that application of criteria that have been effective with respect to other sites and premises may not be predictive of potential for all sites and that, subsequent to Franchisor's approval of a site, demographic and/or economic factors, such as competition from other similar businesses, included in or excluded from Franchisor's criteria could change, thereby altering the potential of a site. Such factors are unpredictable and are beyond Franchisor's control. Franchisor shall not be responsible for the failure of a site approved by Franchisee to meet Franchisee's expectations as to revenue or operational criteria. Franchisee further acknowledges and agrees that its acceptance of a franchise for the operation of the Franchised Restaurant at the site is based on its own independent investigation of the suitability of the site.

VI.  DUTIES OF FRANCHISEE

     A. Franchisee and Franchisee's Principals understand and acknowledge that every detail of the Franchised Restaurant is important to Franchisee, Franchisor and other franchisees in order to develop and maintain the high standards and public image of System restaurants, to increase the demand for the products and services sold by all franchisees, and to protect Franchisor's reputation and goodwill.

     B. Franchisee shall obtain Franchisor's written approval of the lease agreement or the purchase agreement, whichever is applicable, prior to execution by Franchisee of such agreement. In order to be approved by Franchisor, the lease, if applicable, must contain, among other things, a rider, prepared by Franchisor and executed by Franchisor, Franchisee and the lessor, in the form and manner attached hereto as Attachment E.

     C. Franchisee shall obtain, at its expense, before commencing any construction of the Franchised Restaurant premises, and furnish to Franchisor for its prior approval, which shall not unreasonably be withheld, but without which approval no construction shall be commenced, the following:

          1. Complete plans and specifications, which adapt Franchisor's standard plans and specifications to Franchisee's site and to local or state laws, regulations or ordinances, and which conform to the floor plan designed by Franchisor for Franchisee's site. Franchisee's complete plans and specifications, when approved by Franchisor, shall not thereafter be changed or modified without the prior written consent of Franchisor;

          2. A statement in the form prescribed by Franchisor and signed by Franchisee, certifying that Franchisee has:

               a. fully complied with the requirements of the above Paragraph VI.C.1;

               b. employed a qualified architect or engineer to prepare construction documents and supervise the construction of the Franchised Restaurant premises and completion of all improvements (such statement shall also identify the architect or engineer and describe his qualifications);

               c. obtained all such permits and certifications required for lawful construction and operation of the Franchised
Restaurant premises, including, without limitation, zoning, access, sign and fire requirements; and

               d. obtained required licenses to sell beer and/or wine, unless otherwise prohibited, and to operate rides, amusement games and other attractions as required herein.

          3.   A construction schedule acceptable to Franchisor.

Franchise shall furnish to Franchisor, on or before the first day of each calendar month following Franchisee's submittal to Franchisor of the statement described above in Paragraph VI.C.2 and continuing through and including the month following completion of the construction of the Franchised Restaurant premises, a statement in the form prescribed by Franchisor and signed by Franchisee, certifying Franchisee's continued compliance with and maintenance of the requirements of Paragraph VI.C.2.

     D. Franchisee shall commence construction of the Franchised Restaurant within a reasonable period of time, not to exceed six
(6) months from the date of execution of this Agreement and shall provide written notice to Franchisor of the date construction commenced within ten (10) days after such commencement. Upon Franchisee's written request, Franchisor may, in its sole discretion, extend for a period of thirty (30) days the six-month period specified above for commencement of construction.
Franchisee shall pay to Franchisor an extension fee of Two Thousand Five Hundred Dollars ($2,500) for each thirty (30) day extension granted of the date for commencement of construction. The extension fee shall be paid to Franchisor with each written request for an extension and shall be fully refunded in the event Franchisor, in its sole discretion, declines to grant the requested extension. The extension fee shall not be refunded under any other circumstances. Franchisee shall maintain continuous construction of the Franchised Restaurant premises and shall complete construction, including all exterior and interior carpentry, electrical, painting and finishing work, and installation of all fixtures, equipment and signs, in accordance with the approved site layout and plan at Franchisee's expense, within six (6) months if a space conversion, or twelve (12) months if the erection of a free-standing building, of the date specified immediately above for commencement of construction and any extensions of that date granted by Franchisor, exclusive of time lost by reason of strikes, lockouts, fire and other casualties and Acts of God. Franchisee further agrees that Franchisor and its agents shall have the right to inspect the construction at all reasonable times. After completion of construction, Franchisee shall have all Animated Entertainment and rides, amusement games and other attractions installed, and shall obtain a Certificate of Occupancy, and after obtaining Franchisor's written approval for opening, shall open the Franchised Restaurant within thirty (30) days from the date construction is completed. Franchisee and Franchisor agree that time is of the essence in the construction and opening of the Franchised Restaurant.

     E. Prior to the opening of the Franchised Restaurant, Franchisee's restaurant general manager and one technician employed by Franchisee to maintain the Animated Entertainment components and rides, amusement games and other attractions shall attend and complete, to Franchisor's satisfaction, initial training conducted by Franchisor. Franchisee may, at Franchisee's option and expense, send additional employees to Franchisor's initial training. All subsequent personnel employed by Franchisee in either the position of restaurant general manager or technician shall, prior to assuming the position, attend and successfully complete Franchisor's initial training; provided, however, that in the event a new manager or technician is employed in an emergency situation without a prior opportunity to attend such training, Franchisor may grant written permission for such person to commence such training within sixty (60) days after commencement of employment.
Franchisor may periodically make other required or optional training available to Franchisee's employees, as well as other programs, seminars and materials, and Franchisee shall ensure that all employees, as Franchisor may direct, satisfactorily complete any required training within the time specified. All training shall be provided at such location as Franchisor may designate and Franchisee shall be responsible for Franchisee's employees' travel expenses and room, board and wages during the training. Other than the initial training for Franchisee's original restaurant general manager and technician, Franchisor reserves the right to charge a reasonable fee to Franchisee for training, seminars and materials, whether required or optional. Franchisor reserves the right to require, as a condition of providing training, that Franchisee's restaurant general manager and employees execute confidentiality and noncompetition agreements prepared by Franchisor. Franchisor also reserves the right to control the frequency of any optional training. Franchisee shall be obligated to accept on-site opening assistance and supervision provided by Franchisor as specified in Paragraph III.D. With respect to additional opening assistance and supervision required by Franchisor or requested by Franchisee, including additional representatives of Franchisor, Franchisee will be required to pay to the Franchisor a fee (to be determined by Franchisor, based upon the number of representatives and days of assistance required) and shall reimburse to Franchisor the air travel expenses and a per diem charge for room and board for each additional day or representative.

     F. At least one hundred fifty (150) days prior to the anticipated date of completion of construction of the Franchised Restaurant, Franchisee shall order the Animated Entertainment components specified by Franchisor from the supplier or suppliers designated and/or approved by Franchisor. All payment terms for the specified components shall be arranged by Franchisee with the supplier, and such supplier shall be solely responsible for delivering the components to the Franchised Restaurant in a timely fashion and good working order.

     G. Franchisor shall not be responsible and shall not have liability to Franchisee for either late delivery or unsatisfactory condition of products, goods or services, including Animated
Entertainment components, ordered from third parties, regardless of the cause thereof.

     H. Franchisee shall arrange to have the Animated Entertainment components, except software, delivered to the Franchised Restaurant after the Franchised Restaurant has been prepared for the installation of the components. After the Franchised Restaurant has been prepared for the installation and all of the Animated Entertainment components have been delivered, Franchisee shall be obligated to accept installation of the Animated Entertainment by Franchisor's technician as specified in Paragraph III.F. If the technician is required for more than ten
(10) days the Franchisee will be required to pay Franchisor a fee (to be determined by Franchisor, based upon the number of days required) and shall reimburse Franchisor for additional actual air travel expenses and a per diem charge for room and board for each technician. The date of installation shall be mutually arranged by Franchisee and Franchisor.

     I. The maintenance and repair of the Animated Entertainment components shall be the responsibility of Franchisee, and Franchisee shall at all times maintain the components in good repair and working order. Franchisee shall also assist in the installation of all retrofits and replacements to the Animated Entertainment components which are required by Franchisor and paid for out of the Entertainment Fund. Franchisee shall relinquish and deliver to the Entertainment Fund title and possession of any existing components which are replaced by the Fund, and all such replacements shall become the property of Franchisee.

     J. Prior to opening the Franchised Restaurant and throughout the term hereof, Franchisee shall purchase or lease and maintain at the Franchised Restaurant the minimum number and type of rides, amusement games and other attractions specified by Franchisor. Franchisee shall obtain Franchisor's written approval prior to installing any ride, game or other attraction at the Franchised Restaurant which has not been previously approved in writing by Franchisor. If any of the rides, amusement games and other attractions to be installed at the Franchised Restaurant are leased, the lease shall permit Franchisee to substitute rides, amusement games and other attractions subject to the lease, and will provide for Franchisee's control over the maintenance and operation and the collection of monies from the rides, amusement games and other attractions that are subject to the proposed lease. Franchisee is prohibited from leasing any rides, amusement games and other attractions on a "shared-revenue" or "coin sharing" basis.

     K. Franchisee agrees to join, and maintain membership in good standing in the International Association of ShowBiz Pizza Time Restaurants, Inc. ("Association") or such other association of franchisees as may be formed by Franchisor. The Association shall maintain and administer the Entertainment Fund and the Advertising Fund pursuant to its bylaws, and the Association shall also serve as an advisory council to Franchisor with respect to advertising, entertainment, training, research and development and other matters relating to the operation of System restaurants. As long as Franchisee is in good standing under this Agreement and the Association bylaws, Franchisee shall be a member with full voting rights and privileges in the Association. Other franchisees of the System and Franchisor shall also be members of the Association.
All members of the Association in good standing shall be entitled to one (1) vote per restaurant in operation under the System on all matters on which the members are authorized to vote under this Agreement and the bylaws of the Association.

     L. Franchisee shall use the Franchised Restaurant premises solely for the operation of the Franchised Restaurant; keep the Franchised Restaurant open and in normal operation for such minimum hours and days as Franchisor may from time to time prescribe; and refrain from using or suffering the use of the premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor.

     M. Franchisee shall maintain the Franchised Restaurant in the highest degree of sanitation, repair and condition, and in connection therewith shall within three (3) months after receipt of notice from Franchisor, make such additions, alterations, repairs and replacements thereto (but no others without Franchisor's prior written consent) as may be required for that purpose, including, without limitation, such periodic repainting, equipment repairs and replacement of obsolete signs, games, rides, equipment, and floor coverings (including carpet and tile) as Franchisor may reasonably direct.

     N. Franchisee shall meet and maintain the highest health standards and ratings applicable to the operation of the Franchised Restaurant.

     O.   1.   Commencing on January 1 of the second calendar year
following the opening of the Franchised Restaurant and continuing each year throughout the term of this Agreement (including any renewal terms), Franchisee shall upgrade and refurbish the Franchised Restaurant at Franchisee's expense, including upgrades and refurbishment necessary to conform to the building decor, floor plan, trade dress, exterior signage and decor, color schemes, rides, amusement games and other attractions, food and beverage service, and presentation of trademarks and service marks consistent with the public image then prevailing in the latest of upgraded System restaurants operated by Franchisor; provided, however, that Franchisee shall expend in connection with each such periodic upgrade and refurbishment, at least the lesser of:

               (i)  Fifty Thousand Dollars ($50,000), or

               (ii) four percent (4%) of the gross sales of the Franchised Restaurant during the prior calendar year.

          2. Each such upgrade and refurbishment shall be completed by Franchisee on or before June 30 of each respective year. Franchisee shall provide to Franchisor, on or before June 30 of each such year, such reports, records, receipts and other information as Franchisor may request evidencing Franchisee's compliance with the requirements of this Paragraph VI.O.

          3. Franchisor shall have the right, in its sole discretion, to defer all or any portion of Franchisee's obligations to upgrade or refurbish the Franchised Restaurant, as described in Paragraph VI.O.1. In the event Franchisor defers all or a portion of such obligations, Franchisor reserves the right to require Franchisee to expend, in any time period designated by Franchisor following the deferral period, an amount equal to the deferred expenditures plus that amount described in Paragraph VI.O.1.

     P. Franchisee shall operate the Franchised Restaurant in conformity with such uniform methods, standards, operational cornerstones (see Attachment C) and specifications as Franchisor may from time to time prescribe to ensure that the highest degree of quality and service is uniformly maintained. Franchisee agrees:

          1. To maintain in sufficient supply and use at all times only such products, materials, ingredients, supplies and paper goods as conform with Franchisor's standards and specifications, and to refrain from deviating therefrom by using nonconforming items without Franchisor's prior written consent.

          2. To use at the Franchised Restaurant only such menus and animated character costumes which comply with the style, pattern and design prescribed by Franchisor.

          3. To sell or offer for sale only such products and menu items as meet Franchisor's uniform standards of quality and quantity, as have been expressly approved for sale in writing by Franchisor, and as have been prepared in accordance with Franchisor's methods and techniques; to sell or offer for sale all approved items; to refrain from any deviation from Franchisor's standards and specifications for serving or selling the same without Franchisor's prior written consent; and to discontinue selling and offering for sale any such items as Franchisor may, in its discretion, disapprove in writing at any time.

          4. To permit Franchisor or its agents, at any reasonable time, to remove from the premises of the Franchised Restaurant, at Franchisor's option, samples of any inventory items without payment therefor, in amounts reasonably necessary for testing by Franchisor or an independent, certified laboratory to determine whether said samples meet Franchisor's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, Franchisor may require Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform to Franchisor's specifications.

          5. To purchase and install, at Franchisee's expense, all fixtures, furnishings, signs, and equipment (including, without limitation, video display software which must be updated from time to time, point-of-sale computer hardware and software control systems, and a telephone modem) as Franchisor may reasonably direct from time to time in the Operational Policies or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Franchised Restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, signs, equipment or other improvements not previously approved as meeting Franchisor's standards and specifications.

          6. To employ security officers if necessary for secure operation of the Franchised Restaurant, and take all steps necessary to assure that such officers conduct themselves at all times while on duty in a legal and proper manner.

          7. To employ at least the minimum number of other employees as may be prescribed by Franchisor and to comply with all applicable federal, state and local laws, rules and regulations with respect to such employees.

          8. To cause all employees to wear uniforms of the color, style, and design prescribed by Franchisor.

          9. To make daily and regular use of a Chuck E. Cheese walk-around character costume and all other animated character costumes designated by Franchisor and to maintain such costumes in good condition, as provided in the Operational Policies (defined below).

     Q. Franchisee shall purchase all equipment, supplies and other products and materials (including animated character costumes) required for the operation of the Franchised Restaurant solely from suppliers who demonstrate, to the continuing reasonable satisfaction of Franchisor, the ability to meet Franchisor's reasonable standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor and not thereafter disapproved. If Franchisee desires to purchase any items from an unapproved supplier, Franchisee shall submit to Franchisor a written request for such approval or shall request the supplier itself to do so. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities and that samples from the supplier be delivered, at Franchisor's option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the supplier to Franchisor. Franchisor reserves the right, at its option, to re-inspect the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's criteria.

     R. Franchisee shall permit Franchisor or its agents or representatives to enter upon the Franchised Restaurant premises at any time for the purpose of conducting inspections; shall cooperate fully with Franchisor's agents or representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from Franchisor or its agents or representatives, and without limiting Franchisor's other rights under this Agreement, take such steps as may be necessary to immediately correct any deficiencies detected during such inspections, including, without limitation, immediately desisting from the further use of any equipment, advertising materials, products or supplies that do not conform with Franchisor's then-current specifications, standards or requirements. In the event
Franchisee fails or refuses to correct such deficiencies, Franchisor shall have the right to enter upon the Franchised
Restaurant premises, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such corrections as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

     S. Upon the execution of this Agreement or at any time thereafter, Franchisee shall, at the option of Franchisor, execute such forms and documents as Franchisor deems necessary to appoint Franchisor its true and lawful attorney-in-fact with full power and authority for the sole purpose of assigning to Franchisor all rights to the telephone numbers of the Franchised Restaurant and any related and other business listings upon the termination or expiration of this Agreement as required under Paragraph XVII.A.8.

     T. Franchisor has established certain "Cornerstones," described in more detail in Attachment C to this Agreement attached hereto and incorporated herein by reference, and with which Franchisee shall faithfully and continuously comply. Franchisor reserves the right to amend and modify the Cornerstones from time to time and, except as otherwise provided herein, Franchisee shall comply with each such amended or modified Cornerstone within six
(6) months after such amendment or modification.

     U. Franchisee shall comply with all other requirements set forth in this Agreement.

VII. PROPRIETARY MARKS

     A. It is understood and agreed that this franchise to use Franchisor's Proprietary Marks applies only to their use in connection with the operation of the Franchised Restaurant at the site approved by Franchisor and includes only such Proprietary Marks as are now or may hereafter be designated by Franchisor in writing for use by Franchisee and no other Proprietary Marks of Franchisor now existing or yet to be developed or acquired by Franchisor. Franchisee agrees to operate and advertise the Franchised Restaurant only under the Proprietary Marks designated by Franchisor in writing for that purpose and to use or display such Proprietary Marks only in the manner authorized and prescribed by Franchisor.

     B. Franchisee and Franchisee's Principals acknowledge that, as between (i) Franchisee and Franchisee's Principals and (ii) Franchisor, Franchisor owns all right, title and interest in and to the Proprietary Marks, the identification schemes, standards, specifications, operating procedures and other concepts embodied in the System. Franchisee and Franchisee's Principals accordingly agree that any unauthorized use of the System, the Proprietary Marks and the Animated Entertainment is and shall be deemed an infringement of Franchisor's rights; that, except as expressly provided by this Agreement, Franchisee and Franchisee's Principals acquire no right, title or interest therein, that any and all goodwill associated with the System, the Proprietary Marks and the Animated Entertainment as used in the System shall inure exclusively to Franchisor's benefit; and that, upon the expiration or termination of this Agreement or otherwise, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System, the Proprietary Marks or the Animated Entertainment.

     C. Franchisee and Franchisee's Principals acknowledge that Franchisee's use of the Proprietary Marks in any manner other than that expressly authorized and permitted by this Agreement, without Franchisor's prior written consent, is an infringement of Franchisor's exclusive right, title and interest in and to the Proprietary Marks, and expressly covenant that during the term of this Agreement, and after the expiration or termination hereof, Franchisee and Franchisee's Principals shall not, directly or indirectly, commit an act of infringement or contest or aid in contesting the validity or ownership of the Proprietary Marks, or take any other action in derogation thereof.

     D. Franchisee and Franchisee's Principals shall promptly notify Franchisor of any use by any person or legal entity other than Franchisor or another of its franchisees of any Proprietary Marks licensed hereunder, any colorable variation thereof, or any other mark in which Franchisor has or claims a proprietary interest. Franchisor need not initiate any suit against imitators or infringers of the Proprietary Marks, and Franchisor may settle any dispute by issuance of a franchise or otherwise in Franchisor's sole discretion. Franchisee and Franchisee's Principals further agree to notify Franchisor promptly of any litigation instituted by any person or legal entity against Franchisor, Franchisee or Franchisee's Principals involving the Proprietary Marks. In the event Franchisor, at its option and in its sole discretion, undertakes the defense or prosecution of any litigation relating to the Proprietary Marks, Franchisee and Franchisee's Principals agree to execute any and all documents, and to render such assistance as may, in the opinion of Franchisor's counsel, be reasonably requested to carry out such defense or prosecution.

     E. Franchisee shall operate, advertise and promote the Franchised Restaurant under the Proprietary Marks designated by Franchisor, without prefix or suffix and shall use no other name or mark; Franchisee shall not use the Proprietary Marks as part of Franchisee's corporate or other legal name without Franchisor's prior written consent, nor hold out or otherwise employ the Proprietary Marks to perform any activity, or to incur any obligation or indebtedness, in such a manner as could reasonably result in making Franchisor liable therefor.

     F. Franchisee and Franchisee's Principals expressly acknowledge and agree that this franchise of the Proprietary Marks is nonexclusive, and that Franchisor has and retains the rights, among others:

          1. To grant other franchises for the Proprietary Marks, in addition to those franchises already granted to existing franchisees;

          2. To use the Proprietary Marks in connection with the sale of food and other products at wholesale and retail, and

          3. To develop and establish other systems for the same or similar products and services utilizing the same Proprietary Marks, or any similar or other proprietary marks, and to grant licenses thereto without providing Franchisee any right therein.

     G. Franchisee and Franchisee's Principals understand and acknowledge that each and every detail of the System is important to Franchisee and Franchisor in order to develop and maintain high standards of quality and service and hence to protect and enhance the reputation and goodwill of the System. Franchisee and Franchisee's Principals accordingly agree:

          1. To use, promote and offer for sale under the Proprietary Marks only those products and services which meet
Franchisor's prescribed standards and specifications, as they may be revised by Franchisor from time to time.

          2. To refrain from using any of the Proprietary Marks in conjunction with any word or symbol without Franchisor's prior written consent.

          3. To adopt and use the Proprietary Marks franchised hereunder solely in the manner prescribed by Franchisor.

          4. To observe all such requirements with respect to service mark, trademark and copyright notices, fictitious name registrations, and the display of the legal name or other identification of Franchisee.

          5. To execute all documents requested by Franchisor or its counsel that are necessary to obtain protection for the Proprietary Marks or to maintain their continued validity or enforceability and to take no action that would jeopardize the validity or enforceability thereof.


VIII.     ANIMATED ENTERTAINMENT RIGHTS
          AND ENTERTAINMENT FUND

     A. Franchisee and Franchisee's Principals acknowledge and agree that the rights granted to Franchisee under this Agreement to use Animated Entertainment, including, without limitation, computer-controlled animated characters, video displays (regardless of the format of the display, e.g., video tape, video disk, etc.), computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, and any and all improvements, additions, replacements, patents, copyrights, trademarks, service marks, technology, and know-how and all other intellectual and artistic property relating thereto, are limited solely to using the Animated Entertainment during the term of this Agreement in the Franchised Restaurant at the site approved by Franchisor. Franchisee shall use the Animated Entertainment only in the manner authorized and prescribed by Franchisor. Neither Franchisee nor Franchisee's Principals shall manufacture or market any product or service derived from the Animated Entertainment, including, without limitation, (i) toy versions, games, or anything of play value related to the Animated Entertainment or (ii) records, cassettes, audio and video tapes or other recordings of music or musical scores included in Animated Entertainment, except on terms, if any, set forth in writing by Franchisor. Franchisee's right to use the Animated Entertainment shall not survive termination or expiration hereof, nor shall such right be transferable by Franchisee except as part of, and in connection with, the transfer of the franchise granted hereunder, which transfer is permitted by and subject to the terms and conditions set forth in Paragraph XIV hereof.

     B. Franchisee and Franchisee's Principals acknowledge superior rights and interest of Franchisor in and to the Animated Entertainment. Neither Franchisee nor Franchisee's Principals shall copy or reproduce in any manner and Franchisee and Franchisee's Principals shall use their best efforts to prevent others from copying or reproducing in any manner the computer software, video displays, artistic designs, scripts and musical scores and all other plans, specifications, documentation and programming related to the Animated Entertainment and they agree that any duplication or unauthorized use thereof is and shall be deemed an infringement of the rights of Franchisor.

     C. Franchisee and Franchisee's Principals understand that Franchisee's right to use certain of the musical compositions contained in the Animated Entertainment programs is conditioned upon obtaining licenses from and the payment of fees to performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and SESAC, Inc. ("societies"). Franchisor shall have the right to obtain and maintain on Franchisee's behalf performing rights licenses from the societies as may be required to authorize Franchisee to use such music at the Franchised Restaurant, and to forward payment on behalf of Franchisee (for which Franchisee shall reimburse Franchisor as described below) for the music performance fees due to the societies under the licenses. Franchisee shall submit to Franchisor all information necessary to enable Franchisor to submit any required reports to the societies and shall promptly reimburse Franchisor upon demand for all payments which are made on Franchisee's behalf by Franchisor to the societies and for which reimbursement is requested by Franchisor. Failure by Franchisee to comply with the terms of this Paragraph will constitute a default pursuant to Paragraph XVI.D.1 and will result in Franchisee's loss of rights to use the musical compositions in Animated Entertainment programs.

     D. Except for the Animated Entertainment initially purchased for the Franchised Restaurant by Franchisee pursuant to Paragraph VI.F hereof, the Entertainment Fund ("Entertainment Fund") shall be used to meet certain costs of purchasing or leasing software programs and new hardware for Animated Entertainment for all System restaurants (including those of both Franchisor and Franchisee), including the cost of shipping and installation. Purchases or leases by the Entertainment Fund shall include, without limitation, all software and new hardware for Animated Entertainment, including retrofitting and replacements, except those replacements necessitated by defects, casualty losses or ordinary wear and tear. In addition, the Entertainment Fund may be used to design, test and implement new entertainment concepts which may not be directly related to the current Animated Entertainment. Franchisor shall consult with and obtain the approval of the Entertainment Committee of the Association as to purchases or leases for all System restaurants by the Entertainment Fund. Franchisor may enter into approved purchasing or leasing agreements on behalf of the Entertainment Fund. All sums paid by Franchisee to the Entertainment Fund shall be maintained in Association account(s) separate from funds of Franchisor. The Entertainment Fund shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs as may be incurred by Franchisor from time to time and approved by the Association in negotiating and entering into purchasing and leasing agreements on behalf of the Entertainment Fund and in collecting and accounting for contributions to the Entertainment Fund.

     E. Neither Franchisee nor Franchisee's Principals shall, under any circumstances, transfer ownership or possession of any Animated Entertainment components and software to any third party, unless (i) the prior written consent of Franchisor is given and
(ii) except if such transfer is to a franchisee of Franchisor, the masks, costumes, voice characteristics, music and related hardware and software of the Animated Entertainment have first been modified or altered by Franchisee as specified in Paragraph XVII.A.4. If the Franchisee desires to accept any bona fide offer from a third party to purchase any Animated Entertainment components or materials, Franchisee shall notify Franchisor in writing of each such offer, and Franchisor shall have the right and option, exercisable within twenty-one (21) days after receipt of such written notice, to send written notice to the seller that Franchisor or its nominee intends to purchase such components or materials on the same terms and conditions offered by the third party and to thereafter consummate such purchase. In the event the consideration, terms, and/or conditions offered by the third party are such that Franchisor or its nominee may not reasonably be able to furnish the same consideration, terms, and/or conditions, then Franchisor or its nominee, as appropriate, may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree, within a reasonable time, on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor or its nominee as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Paragraph VIII.E shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Paragraph VIII, with respect to a proposed transfer.

IX.  OPERATIONAL POLICIES

     A. In order to protect the reputation and goodwill of Franchisor and to maintain uniform standards of operation under the Proprietary Marks, Franchisee shall conduct Franchisee's business in compliance with the written standards, procedures, rules, regulations, and policies (the "Operational Policies") issued from time to time by Franchisor. Franchisee acknowledges having received one (1) copy of the Operational Policies on loan from Franchisor for the term of this Agreement.

     B. Franchisee and Franchisee's Principals shall at all times treat the Operational Policies, and any other manuals created for or approved for use in the operation of the Franchised Restaurant, and the information contained therein as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential. The Operational Policies shall at all times be kept in a secure place on the premises of the Franchised Restaurant. Neither Franchisee nor Franchisee's Principals shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

     C. The Operational Policies shall at all times remain the sole property of Franchisor.

     D. Franchisor may from time to time revise the contents of the Operational Policies and Franchisee and Franchisee's Principals expressly agree to comply with each new or changed standard, procedure, rule, regulation, policy or technique upon receipt thereof.

     E. Franchisee and Franchisee's Principals shall at all times ensure that Franchisee's copy of the Operational Policies is kept current and up-to-date, and in the event of any dispute as to the contents of said Operational Policies, the terms of the version of the Operational Policies maintained by Franchisor at Franchisor's home office shall be controlling.


X.   CONFIDENTIAL INFORMATION

     A. Neither Franchisee nor Franchisee's Principals shall, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge, or know-how concerning the construction and methods of operation of the Franchised Restaurant which may be communicated to either, or of which either may be apprised, by virtue of the operation of the Franchised Restaurant under the terms of this Agreement. Franchisee and Franchisee's Principals shall divulge such confidential information only to such employees to whom disclosure is necessary to enable Franchisee to operate the Franchised Restaurant. Any and all information, trade secrets, knowledge and know-how, including, without limitation, drawings, materials, equipment, techniques, products, recipes and other data of Franchisor shall be deemed confidential for purposes of this Agreement, except information which Franchisee and Franchisee's Principals can demonstrate has become a part of the public domain, through publication or communication by others.

     B. At Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Paragraph X from any and all of its employees having access to the confidential information described in Paragraph X.A hereof, including all employees who receive training from Franchisor as provided in Paragraph III.D. The covenants required by this Paragraph X shall be substantially in the form contained in Attachment D.

XI.  ACCOUNTING AND RECORDS

     A. During the term of this Agreement, Franchisee shall maintain and preserve, for at least five (5) years from the dates of their preparation, full, complete and accurate books, records and accounts in accordance with generally-accepted accounting principles and in the form and manner prescribed by Franchisor from time to time in the Operational Policies or otherwise in writing.

     B. Franchisee shall, at Franchisee's expense, submit to Franchisor on the fifteenth (15) day of each month, a monthly statement on forms prescribed by Franchisor accurately reflecting all gross sales, the sources of all gross sales and expenses for the preceding month and such other data or information as Franchisor may require.

     C. Franchisee shall, at Franchisee's expense, submit to Franchisor an unaudited quarterly profit and loss statement (in the form prescribed by Franchisor and showing the sources of all income and the amount expended each month during the period on local advertising) and balance sheet within (45) days of the end of each fiscal quarter during the term hereof. Franchisee shall also, at Franchisee's expense, submit to Franchisor unaudited annual statements of the type described above in this Paragraph XI.C, as well as a schedule of capital expenditures and a schedule of advertising expenditures, within ninety (90) days of the end of each fiscal year during the term hereof. Each statement shall be signed by Franchisee attesting that it is true and correct.

     D. Franchisee shall also submit to Franchisor, for review and auditing, such other forms, periodic reports and other reports, records, information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the Operational Policies or otherwise in writing. Franchisor also reserves the right to require Franchisee to submit certified financial statements.

     E. Franchisee, if a partnership, shall submit to Franchisor, within ninety (90) days after the end of the Franchisee's fiscal year during the term of this Agreement, a list of all partners and the respective interest in Franchisee held by each as of the end of each fiscal year. Franchisee, if a corporation, shall submit to Franchisor, within ninety (90) days after the end of Franchisee's fiscal year during the term of this Agreement, a list of all shareholders and the respective interest in Franchisee held by each as of the end of each fiscal year; provided, however, if Franchisee's shares are publicly traded, the list of shareholders required shall include only those owning five percent (5%) or more of the shares outstanding.

     F. Franchisee shall record all food and beverage sales on cash registers approved by Franchisor, which shall contain devices or systems that will record accumulated sales and provide such other information and reports as Franchisor may prescribe. Within eighteen (18) months after receipt of written notification from Franchisor, Franchisee shall install on the premises of the Franchised Restaurant and utilize in connection with the Franchised Restaurant as designated by Franchisor, such point-of-sale computer hardware and software control systems and telephone modem as prescribed by Franchisor. Franchisee shall enter into such software license agreements as designated by Franchisor for the purpose of effectuating the above. Franchisee shall permit Franchisor to access such systems by telephone at all reasonable times for the purpose of inspecting, monitoring and retrieving information concerning the operation of the Franchised Restaurant. Franchisor shall have telephone access as provided herein at such times and in such manner as Franchisor shall from time to time specify. Franchisee shall conduct all transactions involving tokens in the manner prescribed in the Operational Policies.

     G. Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If an inspection should reveal that payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less. If an inspection discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have, including, without limitation, the remedies for default.

XII.      ADVERTISING

     Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

     A. All advertising (including but not limited to advertising required under Paragraph IV.C) by Franchisee in any medium shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may specify from time to time in writing. Franchisee shall submit to Franchisor (through the mail, return receipt requested), for its prior approval (except with respect to prices to be charged), samples of all advertising and promotional plans and materials that Franchisee desires to use and that have not been prepared or previously approved by Franchisor. If written disapproval thereof is not received by Franchisee within fifteen (15) days from the date of receipt by Franchisor of such materials, Franchisor shall be deemed to have given the required approval.

     B. Franchisor may offer from time to time to provide, upon Franchisee's request and at Franchisee's expense, approved local advertising and promotional plans and materials, including, without limitation, newspaper slicks, promotional leaflets and coupons. Television commercials and other advertising material are periodically produced through the Advertising Fund and are available for use by each Franchisee.

     C. Franchisee and Franchisor agree that the Association or its designee shall maintain and administer an Advertising Fund for the System (the "Advertising Fund") as follows:

          1. The Advertising Committee of the Association shall consult with and obtain the approval of Franchisor as to advertising programs and creative concepts, materials and media used in the programs and the placement and allocation thereof. Franchisee and Franchisor agree and acknowledge that the Advertising Fund is intended to maximize general public recognition and acceptance of the Proprietary Marks for the benefit of the System and that Franchisor, the Association or their designees undertake no obligation in administering the Advertising Fund to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from the placement of advertising.

          2. The Advertising Fund, all contributions thereto, and any earnings therein, shall be used exclusively to meet any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; employing advertising agencies to assist therein; and providing television, radio, newspaper, and other advertising materials and promotional brochures and other marketing materials to franchisees in the System). Franchisee shall contribute to the Advertising Fund by separate check made payable to the Advertising Fund. All sums paid by Franchisee to the Advertising Fund shall be maintained in Association account(s), separate from funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur from time to time in activities approved by the Association and related to the administration or direction of the Advertising Fund and advertising programs approved by the Association, including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Advertising Fund. The Advertising Fund and its earnings shall not otherwise inure to the benefit of Franchisor or Franchisee.

          3. It is anticipated that all contributions to and earnings of the Advertising Fund shall be expended for advertising and/or promotional purposes as described herein during the taxable year within which the contributions and earnings are received. If, however, excess amounts remain in the Advertising Fund at the end of such taxable year, all expenditures in the following taxable year(s) shall be made first out of accumulated earnings from previous years, next out of earnings in the current year, and finally from contributions.

          4. The Advertising Fund shall not be an asset of Franchisor or its designee. The Advertising Fund is operated solely as a conduit for the collection and expenditure of advertising contributions for the purposes stated herein.

          5. Although the Advertising Fund is intended to be of perpetual duration, Franchisor maintains the right to terminate the Advertising Fund. The Advertising Fund shall not be terminated, however, until all monies in the Advertising Fund have been expended for advertising and/or promotional purposes, or returned to contributing franchised businesses or those operated by Franchisor or an affiliate, without interest, on the basis of their respective contributions.

     D. Franchisor shall have the right, in its discretion to designate any geographical area (e.g., an ADI) as a region for purposes of establishing an advertising and promotion cooperative ("Cooperative") and to determine whether a Cooperative is applicable to the Franchised Restaurant. A Cooperative shall be composed of any two or more restaurants, whether such restaurants are operated by Franchisor, Franchisee or other franchisees. If a Cooperative has been established for the geographic area in which the Franchised Restaurant is located at the time Franchisee commences business hereunder, Franchisee shall immediately become a member of such Cooperative. If a Cooperative applicable to the Franchised Restaurant is established at any later time during the term of this Agreement, Franchisee shall become a member of such Cooperative no later than thirty (30) days after the date on which the Cooperative commences operation as provided below. If the Franchised Restaurant is within the geographic area of more than one Cooperative, Franchisee shall be required to be a member of only one such Cooperative as designated by Franchisor. The following provisions shall apply to each Cooperative:

          1. Each Cooperative shall be organized pursuant to an Advertising Cooperative Agreement in the form and manner attached hereto as Attachment F, and shall be governed in a form and manner, and shall commence operation on a date, as designated in advance by Franchisor in writing.

          2. Each Cooperative shall be organized for the exclusive purposes of funding and administering regional advertising and promotion programs and developing, subject to Franchisor's approval, standardized advertising materials for use by the members in regional advertising.

          3. No advertising or promotional plans or materials may be used by a Cooperative or furnished to its members without the prior approval of Franchisor. All such plans and materials shall be submitted to Franchisor in accordance with the procedures set forth in Paragraph XII.A.

          4. Each Cooperative shall have the right to require its members to make contributions to the Cooperative in such amounts as are determined by the Cooperative; provided, however, that Franchisee shall be required to contribute a minimum of three percent (3%) of its monthly gross sales to the Cooperative applicable to the Franchised Restaurant.

          5. Each member franchisee shall submit to the Cooperative, no later than the fifteenth (15th) day of each month, for the preceding calendar month, its contribution as provided in Paragraph XII.D.4 hereof, together with such other statements or reports as may be required by Franchisor or by the Cooperative with Franchisor's prior approval.

XIII.     INSURANCE

     A. Franchisee shall procure, prior to the commencement of any operations under this Agreement, and maintain in full force and effect during the term of this Agreement at Franchisee's expense, an insurance policy or policies protecting Franchisee, Franchisor, the Association, and their respective officers, directors, shareholders, partners and employees, against any demand or claim with respect to personal injury, death, property damage or any loss, liability, or expense whatsoever arising or occurring upon or in connection with the Franchised Restaurant, including, but not limited to, comprehensive general liability insurance, property and casualty insurance, statutory workers' compensation insurance, employer's liability insurance, product liability insurance, liquor liability insurance, and business interruption insurance. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor, shall name Franchisor and the Association as additional insureds as specified by Franchisor (with the exception of workers' compensation insurance), and shall provide at least the types and minimum amounts of coverage specified in the Operational Policies. In the event applicable law does not require such workers' compensation insurance, Franchisee shall procure and maintain as provided above in this Paragraph
XIII.A., a legally appropriate alternative providing substantially similar compensation for injured workers satisfactory to Franchisor, provided that Franchisee (i) maintains an excess indemnity or "umbrella" policy covering employer's liability and/or a medical/disability policy covering medical expenses for on-the-job accidents, which policy or policies shall contain such coverage amounts as Franchisee and Franchisor shall mutually agree upon and
(ii) conducts and maintains a risk management and safety program for its employees as the Franchisee and Franchisor shall mutually agree is appropriate. Such policies shall also include a waiver of subrogation in favor of Franchisor and its affiliates, their respective partners, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them.

     B. No later than fifteen (15) days before the date on which any construction is commenced by Franchisee and on each policy renewal date thereafter, Franchisee shall submit evidence of satisfactory insurance and proof of payment therefor to Franchisor, together with, upon request, original or duplicate copies of all policies and policy amendments. The evidence of insurance shall include a statement by the insurer that the policy or policies will not be canceled or materially altered without at least thirty (30) days' prior written notice to Franchisor.

     C. Franchisee's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve Franchisee of liability under the indemnity provisions set forth in Paragraph XX.D of this Agreement.

     D. Should Franchisee, for any reason, fail to procure or maintain the insurance required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon notice.

XIV. TRANSFERABILITY OF INTEREST

     A. Franchisee and Franchisee's Principals understand and acknowledge that the rights and duties created by this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on the individual or collective character, skill, aptitude and business and financial capacity of Franchisee and Franchisee's Principals. As used in this Agreement, "Franchisee's Principals" shall include collectively and individually, Franchisee's spouse, if Franchisee is an individual, all officers and directors of Franchisee (including the officers and directors of any general partner of Franchisee) whom Franchisor designates as Franchisee's Principals and all holders of an ownership interest in Franchisee and of any entity directly or indirectly controlling Franchisee. The initial Franchisee's Principals shall be listed on Attachment A. Neither Franchisee nor any of Franchisee's Principals shall, without Franchisor's prior written consent, directly or indirectly, sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement, in Franchisee or in the assets of the Franchised Restaurant, or attempt to do so. Any such purported assignment occurring by operation of law or otherwise, including any assignment by the trustee in bankruptcy, without Franchisor's prior written consent shall be a material default of this Agreement. Franchisor shall not unreasonably withhold its consent to a transfer of any interest in this Agreement, in Franchisee or in the assets of the Franchised Restaurant, subject to the conditions set forth below. Franchisee and Franchisee's Principals acknowledge and agree that each condition which must be met by the transferee is necessary for such transferee's full performance of the obligations hereunder.

     B. Prior to any proposed transfer by any of Franchisee's Principals, and at any other time upon request, Franchisee shall deliver to Franchisor a list of all general and limited partners or stockholders of record of Franchisee reflecting their respective present and/or proposed interest in Franchisee, in such form as Franchisor may require.

     C. Securities or partnership interests in Franchisee and Franchisee's Principals may be offered, only with the prior written consent of Franchisor whether or not Franchisor's consent is required under Paragraph XIV.A hereof, which consent shall not be unreasonably withheld. All registration materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency, and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No such offering material (for either a public or private offering) shall express or imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance or public offering of Franchisee, Franchisee's Principals, or Franchisor securities, and Franchisor's review of any offering material shall be limited solely to the subject of the relationship between Franchisee, Franchisee's Principals, and Franchisor. Franchisor may, at its option, require such offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Franchisee, Franchisee's Principals and the other participants in the registration and offering must fully indemnify Franchisor in connection with the offering. For each proposed public offering, other than offerings which are exempt from registration under the state and federal securities laws, Franchisee shall pay to Franchisor a nonrefundable fee of Ten Thousand Dollars ($10,000) or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Franchisee and Franchisee's Principals shall give Franchisor at least sixty (60) days' prior written notice prior to the effective date of any offering or other transaction covered by this Paragraph XIV.C.

     D. In addition to the requirements of Paragraphs XIV.B and C hereof, Franchisor may require as a condition of its approval of any proposed transfer hereunder by Franchisee or any of Franchisee's Principals, the following:

          1. The transferee shall demonstrate to Franchisor's satisfaction that the transferee meets or agrees to meet all of Franchisor's then-current requirements for new franchisees or for a franchisee's principal, as applicable, (including, without limitation, professional integrity, business reputation and financial and managerial requirements);

          2. The transferee and the transferee's principals shall execute a written agreement in form prescribed by Franchisor, by which they assume the obligations of the transferor under this Agreement or the Guaranty, as applicable, and agreeing to be bound by all the terms and conditions of this Agreement, including, without limitation, the restrictions on transfer in this Paragraph XIV; and

          3. The transferor and transferor's principals shall execute a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its parent, subsidiaries and affiliates and the officers, directors, agents and employees of Franchisor, its subsidiaries and affiliates.

     E. In addition to the requirements in Paragraphs XIV.B, C, and D hereof, Franchisor may require as a condition of its approval of any proposed transfer satisfaction of the requirements set forth immediately below in Subparagraphs 1, 2, 3, and 4 of this Paragraph XIV.E in the event of any one of the following: if Franchisee is a publicly-held corporation and the proposed transfer, alone or together with other previous, simultaneous or proposed transfers, would have the effect of transferring a direct or indirect controlling interest (as reasonably determined by Franchisor) in Franchisee; if Franchisee is a partnership or privately-held corporation and the proposed transfer, alone or together with other previous, simultaneous or proposed transfers, would have the effect of reducing to less than fifty percent (50%) the percentage of equity interest owned in Franchisee by the initial equity owners identified in Attachment A attached hereto and incorporated herein by reference; or if Franchisee is a natural person and the proposed transfer, alone or together with other simultaneous or proposed transfers, would have the effect of reducing Franchisee's equity interest in this Agreement, or in Franchisee's assets, to less than fifty percent (50%). (In computing the percentages of equity interest owned in Franchisee for purposes of this Paragraph XIV.E, general partnership interests shall not be distinguished from limited partnership interests):

          1. Franchisee is not in default hereunder, and all of Franchisee's accrued monetary obligations to Franchisor have been satisfied;

          2. At the transferee's expense, the transferee and any of the transferee's employees responsible for the operation of the Franchised Restaurant have satisfactorily completed such training as Franchisor may then require;

          3. The transferee has paid to Franchisor a transfer fee of one-half (1/2) of the then-current initial franchise fee for a new franchise to cover the administrative and other expenses of Franchisor in connection with the transfer;

          4. The transferee has complied with Franchisor's then-current application requirements for a new franchise and the Franchisee and each of Franchisee's Principals have executed
Franchisor's then- current franchise agreement, if required by Franchisor, for a term ending on the date of expiration of this Agreement (and such other ancillary agreements as Franchisor may then require, which may include, without limitation, an agreement requiring the transferee to upgrade, at the transferee's expense, the Franchised Restaurant to conform to the then-current image of System restaurants, as specified by Franchisor).

     F. If Franchisee is a natural person and Franchisee desires to transfer all of Franchisee's rights to a corporation formed for the convenience of ownership, Franchisor shall consent to such transfer provided Franchisee complies with Paragraphs XIV.D and XIV.E hereof and will be the owner of one hundred percent (100%) of the securities with voting rights of the transferee corporation, the Franchisee shall execute the Guaranty, and the transferee shall execute a copy of this Agreement and any ancillary documents required by Franchisor in its sole discretion. If Franchisee is a partnership and the partners in Franchisee desire to transfer all of their rights in Franchisee to a corporation formed for the convenience of ownership, Franchisor shall consent to such transfer provided Franchisee and all the partners in Franchisee comply with Paragraphs XIV.D and XIV.E.1 hereof; provided the initial equity owners in Franchisee identified in Attachment A hereto will be the owners of one hundred percent (100%) of the securities with voting rights of the transferee corporation, each individual shall have the same proportionate ownership interest in the corporation as he had in Franchisee prior to the transfer, the Franchisee's Principals shall execute the Guaranty, and provided the transferee shall execute a copy of this Agreement and any required ancillary documents.

     G. The Franchisee and any of Franchisee's Principals who desire to accept any bona fide offer from a third party to purchase his or its interest shall notify Franchisor in writing of each such offer, and Franchisor shall have the right and option, exercisable within twenty-one (21) days after receipt of such written notice, to send written notice to the seller that Franchisor or its nominee intends to purchase seller's interest on the same terms and conditions offered by the third party. In the event the consideration, terms, and/or conditions offered by the third party are such that Franchisor or its nominee may not reasonably be able to furnish the same consideration, terms, and/or conditions, then Franchisor or its nominee, as appropriate, may purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree, within a reasonable time, on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor or its nominee as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Paragraph XIV.G shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Paragraph XIV, with respect to a proposed transfer. Franchisor shall not have a right of first refusal as provided in this Paragraph XIV.G for any transfer between or among the initial equity owners in Franchisee identified in Attachment A to this Agreement.

     H. Transfers upon death or permanent disability shall be subject to the same conditions as any inter vivos transfer, except as provided in Paragraph XIV.I. If the heirs or legatees of any person who held an interest subject to the restrictions of Paragraph XIV fail to comply with all the requirements of Paragraph XIV with respect to a transfer of interest which they would otherwise have received by devise or inheritance, the executor, administrator, or personal representative of the deceased Franchisee shall have six (6) months from the date of receipt of notice of Franchisor's disapproval of the heirs or legatees to dispose of the deceased Franchisee's interest in the franchise, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. Nothing in this Paragraph XIV.H shall relieve any persons or entities who are in control of the operation of the Franchised Restaurant following such death or permanent disability from adherence to the terms of this Agreement. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the Guaranty attached to this Agreement for at least ninety (90) consecutive days and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. Permanent disability shall be determined by a licensed practicing physician selected by Franchisor upon examination of the person; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Paragraph XIV. The costs of any examination required by this Paragraph XIV.H shall be paid by Franchisor.

     I. If the interest of the Franchisee or any of Franchisee's Principals is transferred upon death or permanent disability of such Franchisee or Franchisee's Principal to the spouse, parents, siblings, nieces, nephews, descendants or spouse's descendants of such Franchisee or Franchisee's Principal, the transferee shall only be required to execute a copy of this Agreement, the Guaranty and any ancillary documents required by Franchisor in its sole discretion.

     J. Franchisor's consent to a transfer of any interest subject to the restrictions of this Paragraph XIV shall not constitute a waiver of any claims it may have against the transferor, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     K. Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity, without the consent of Franchisee or Franchisee's Principals. Upon notification by Franchisor of such transfer or assignment, Franchisee and Franchisee's Principals shall execute a novation agreement in a form and manner prescribed by Franchisor, pursuant to which any designated assignee of Franchisor shall become solely responsible for all obligations of Franchisor under this Agreement from the date of assignment.

XV.  RELOCATION OF FRANCHISED RESTAURANT

     Franchisee must obtain Franchisor's prior written consent, which Franchisor may grant or withhold in its sole discretion, to any relocation of the Franchised Restaurant for any reason, including but not limited to, expiration of lease and demographic changes of the Franchised Restaurant.

     As a condition of its approval of any proposed relocation of the Franchised Restaurant by Franchisee, the Franchisor requires, among other things, satisfaction of the following:

     A. Franchisee has given Franchisor at least 90 days prior to the proposed date of relocation written notice of Franchisee's intent to relocate the Franchised Restaurant.

     B.   Franchisee is not in default under the Franchise
Agreement, and all of the Franchisee's accrued monetary obligations to the Franchisor have been satisfied.

     C. Franchisee has paid a relocation fee in an amount equal to fifty percent (50%) of the then-current initial franchise fee for new franchisees.

     D. Franchisee has executed Franchisor's then-current form of franchise agreement for a term (including all renewal terms) equal to the greater of (i) the unexpired portion of the initial term and all renewal terms then-remaining on this Agreement, or (ii) such initial term and all renewal terms contained in Franchisor's then-current form of franchise agreement, and such other ancillary agreements as the Franchisor may then require; provided, however, that Franchisee shall not be required to pay the initial franchise fee required thereunder.

     E. Franchisee has made adequate provisions for the removal of all signs and other material containing Proprietary Marks from the existing Franchised Restaurant.

     F.   The new location shall be within the Protected Territory.

     The Franchisee will receive written notification of Franchisor's decision regarding relocation of the Franchised
Restaurant. Upon approval by Franchisor, Franchisee must relocate the Franchised Restaurant within 180 days.

XVI. DEFAULT AND TERMINATION

     A. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee shall become insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee, or if Franchisee is adjudicated a bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law is instituted by or against Franchisee, or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed), or if execution is levied against Franchisee's property, or suit to foreclose any lien or mortgage against the premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days, or if the real or personal property of Franchisee shall be sold after levy thereupon by any sheriff, marshal, or constable.

     B. In addition to the provisions of Paragraph XVI.A, Franchisee shall be deemed to be in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon receipt of notice by Franchisee, upon the occurrence of any of the following events:

          1. If Franchisee fails to perform its obligations set forth in Paragraph VI.B or VI.U hereof on a timely basis, ceases to do business at the Franchised Restaurant, or loses the right to possession of the premises or otherwise forfeits the right to do or transact business as a System restaurant where the Franchised Restaurant is located; provided, however, that this provision shall not apply in cases of acts of God, strikes, lockouts or other industrial disturbances, war, riot, epidemic, fire or other catastrophe or other forces beyond Franchisee's control, if through no fault of Franchisee, the premises are damaged or destroyed by an event as described above, provided that Franchisee applies within thirty (30) days after such event, for Franchisor's approval to relocate or reconstruct the premises (which approval shall not be unreasonably withheld) and Franchisee diligently pursues such reconstruction or relocation; such approval may be conditioned upon the payment of an agreed minimum royalty to Franchisor during the period in which the Franchised Restaurant is not in operation;

          2. If a threat or danger to public health or safety results from the construction, maintenance or operation of the Franchised Restaurant;

          3. If Franchisee or any of Franchisee's Principals is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the Animated
Entertainment, the goodwill associated therewith, or Franchisor's interest therein;

          4. If Franchisee or any of Franchisee's Principals copies or duplicates any Animated Entertainment programs or materials or purports to transfer ownership or possession of any Animated Entertainment components or materials without the prior written consent of Franchisor;

          5. If Franchisee, Franchisee's Principals, or any partner or shareholder in Franchisee purports to effect transfer of any rights, obligations, or interest to any third party without Franchisor's prior written consent, contrary to the terms of Paragraph XIV of this Agreement;

          6. If Franchisee or any of Franchisee's Principals fail to comply with the in-term covenants in Paragraph XVIII hereof;

          7. If Franchisee or any of Franchisee's Principals discloses or divulges the contents of the Operational Policies or other trade secret or confidential information provided Franchisee by Franchisor contrary to Paragraphs IX and X hereof;

          8. If an approved transfer is not effected within a reasonable time following Franchisee's death or permanent disability as required by Paragraph XIV.H hereof;

          9. If Franchisee fails to procure or maintain in full force and effect at any time required during the term of this Agreement and any renewal terms hereof, the insurance policy or policies described in Paragraph XIII of this Agreement;

          10. If Franchisee knowingly maintains false books or records, or submits any false reports to Franchisor; or

          11. If Franchisee causes or allows to be caused events of default for which Franchisor has given two or more notices of default pursuant to Paragraph XVI.D below.

     C. Franchisee shall have ten (10) days after its receipt from Franchisor of a written Notice of Termination within which to remedy Franchisee's failure, refusal, or neglect to pay promptly any monies owing to Franchisor, its subsidiaries or affiliates, to the Association, or to a Cooperative, when due, or to submit the financial information or other reports required by Franchisor under this Agreement. If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the ten (10) day period or such longer period as applicable law may require.

     D. Except as provided in Paragraphs XVI.A, XVI.B, and XVI.C of this Agreement, Franchisee shall have thirty (30) days after its receipt from Franchisor of a written Notice of Termination within which to remedy any default hereunder and provide evidence thereof to Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Franchisee shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement, as it may from time to time reasonably be supplemented by the Operational Policies or otherwise in writing, or to carry out the terms of this Agreement in good faith. Such defaults shall include, for example, without limitation, the occurrence of any of the following events:

          1. If Franchisee fails to perform any of the duties required or to maintain any of the standards or procedures prescribed by Franchisor in this Agreement (including the operational cornerstones, as such may be amended or revised from time to time by Franchisor), the Operational Policies or otherwise in writing.

          2. If Franchisee fails, refuses or neglects to obtain the Franchisor's prior written approval or consent as required by this Agreement.

          3. If Franchisee, by act or omission, suffers a continued violation, in connection with the operation of the Franchised Restaurant of any law, ordinance, rule or regulation of a governmental agency, in the absence of a good faith dispute by Franchisee over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

          4. If Franchisee or any of Franchisee's Principals misuse or make any unauthorized use of the Proprietary Marks or the Animated Entertainment, or otherwise materially impair the goodwill associated therewith or Franchisor's rights therein.

XVII.     OBLIGATIONS UPON TERMINATION

     A. Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and Franchisee and Franchisee's Principals:

          1.   shall immediately cease to operate the Franchised
Restaurant and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a franchisee of Franchisor.

          2. shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any equipment, format, confidential methods, procedures and techniques associated with the System; any Proprietary Marks and distinctive trade dress, forms, slogans, signs, symbols, devices, or animated character costumes associated with the System. In particular, Franchisee and Franchisee's Principals shall cease to use, without limitation, all signs, fixtures, furniture, equipment, Animated Entertainment components and materials, advertising materials, stationery, forms and any other articles which display the Proprietary Marks associated with the System.

          3. shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains any of the Proprietary Marks, and Franchisee and Franchisee's Principals shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

          4. shall not use, in the event Franchisee or Franchisee's Principals continue to operate or subsequently begins to operate any other business (subject also to provisions of Paragraphs XVIII.B.3 and C.2), any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks or the Animated Entertainment either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception among the public, or which is likely to dilute Franchisor's exclusive rights in and to the Proprietary Marks and the Animated Entertainment and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee and Franchisee's Principals shall make such modifications or alterations to the premises and contents operated hereunder immediately upon termination or expiration of this Agreement as may be necessary to prevent the operation of any business thereon by Franchisee, Franchisee's Principals, or others in derogation of this Paragraph XVII.4 and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose. Subject also to provisions of Paragraph XVIII B.3 and C.2, required modifications and alterations to the Animated Entertainment shall include modifying and altering the masks, costumes, voice characteristics, scripts, music and related hardware and software so as to avoid confusion, mistake or deception among the public and dilution of Franchisor's superior rights and interest in and to the Animated Entertainment. In the event Franchisee or Franchisee's Principals fail or refuse to comply with the requirements of this Paragraph XVII.4, Franchisor shall have the right to enter upon the premises where Franchisee's franchised business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required, at the expense of Franchisee and Franchisee's Principals, which expense Franchisee and Franchisee's Principals agree to pay upon demand.

          5. shall promptly pay all sums, including interest, owing to Franchisor, its subsidiaries and affiliates, and to the Association. In the event of termination for any default of Franchisee, such sums shall further include all damages, costs and expenses, including liquidated damages (as set forth in this Paragraph XVII.A.5) and reasonable attorneys' fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, machinery, fixtures, equipment and inventory owned by Franchisee at the Franchised Restaurant, and against the proceeds and replacements thereof. Franchisee and Franchisee's Principals hereby irrevocably appoint Franchisor as their attorney-in-fact (surviving any termination or expiration hereof) to execute and file in the name of Franchisee and Franchisee's Principals as debtor such instruments, including Uniform Commercial Code financing statements, as may be required by Franchisor from time to time to evidence such lien. As liquidated damages for the premature termination hereof only (as a result of termination for default of Franchisee or Franchisee's Principals), and not as a penalty or as damages for breaching this Agreement or in lieu of any other payment or obligation, Franchisee and Franchisee's Principals shall owe to Franchisor or the Association a lump sum equal to the total amounts required under Paragraphs IV.A.2 and IV.B of this Agreement during the twelve (12) calendar months of operation of the Franchised Restaurant preceding the termination hereof, or for such shorter period equaling the unexpired term of this Agreement at the time of such termination. In the event the Franchised Restaurant was not in operation during the full twelve (12) calendar months preceding termination hereof, Franchisee shall owe to Franchisor or the Association a lump sum equal to the total amounts required under Paragraphs IV.A.2 and IV.B of this Agreement during that portion of the twelve (12) calendar months during which the Franchised Restaurant was in operation preceding the termination hereof, divided by the number of days in that portion of such period, and multiplied by the average number of days franchised Chuck E. Cheese restaurants were required by Franchisor to be open and in operation during the immediately preceding twelve (12) calendar months.

          6. shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVII.

          7. shall immediately turn over to Franchisor all manuals, including the Operational Policies, records, files, instructions, correspondence, all materials related to operating the Franchised Restaurant including, without limitation, brochures, agreements, disclosure statements, and any and all other materials relating to the operation of the Franchised Restaurant in Franchisee's and Franchisee's Principals' possession, and all copies thereof (all of which are acknowledged to be Franchisor's property), and shall retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee and Franchisee's Principals reasonably need for compliance with any provision of law.

          8. shall assign to Franchisor, at the option of Franchisor, all rights to the telephone numbers of the Franchised Restaurant and any related Yellow Pages trademark listing or other business listings and execute all forms and documents required by Franchisor and any telephone company at any time to transfer such service and numbers to Franchisor. Notwithstanding any forms and documents which may have been executed by Franchisor under Paragraph VI.5, Franchisee hereby appoints Franchisor its true and lawful agent and attorney-in-fact with full power and authority, for the sole purpose of taking such action as is necessary to complete such assignment. This power of attorney shall survive the expiration or termination of this Agreement. Franchisee shall, after termination or expiration, use different telephone numbers at or in connection with any subsequent business conducted by Franchisee.

          9. shall comply with the covenants contained in Paragraph XVII of this Agreement.

     B.   Upon termination or expiration of this Agreement:

          1. If Franchisee desires to accept any bona fide offer to purchase any Animated Entertainment components and software, Franchisee shall comply with the provisions of Paragraph VIII.E of this Agreement.

          2. Franchisor shall have the right, but not the obligation, to purchase at fair market value (as determined below) any or all of Franchisee's interest in the Franchised Restaurant, including but not limited to (1) the Animated Entertainment components and software, (2) rides, amusement games and other attractions, (3) the real estate component of the Franchised Restaurant, (4) furnishings, fixtures and equipment, and (5) signs, advertising materials and supplies. Regarding the real estate or any other component of the Franchised Restaurant which is leased, purchase of Franchisee's interest hereunder shall include assumption of Franchisee's obligations under such lease.
Franchisor shall initiate its rights under this Paragraph XVII.B.2 by giving written notice thereof to Franchisee within thirty (30) days after termination or expiration of this Agreement. Within thirty (30) days after such notice is given by Franchisor, Franchisee and Franchisor shall each appoint an appraiser who has at least five (5) years commercial appraisal experience to make an appraisal of the fair market value of Franchisee's interest in each component of the Franchised Restaurant as indicated in Franchisor's initial notice and cause such appraiser to deliver a copy of his appraisal to the other party. As used herein, "fair market value" shall be the average of the two appraisals hereunder or, if only one appraisal is timely delivered, the amount indicated in such appraisal. Each party shall pay the fees and costs of the appraiser appointed by such party. Within thirty (30) days after the delivery date of both appraisals (or, if earlier, the deadline above for delivery of such appraisals), Franchisor shall deliver to Franchisee written notice of its election to purchase Franchisee's interest in any or all of the components of Franchisee's interest in the Franchised Restaurant specified in the initial notice. Within thirty (30) days after delivery of such latter notice, Franchisee shall deliver custody of such components of Franchisee's interest in the Franchised Restaurant and appropriate bills of sale or other documents of assignment and Franchisor shall deliver the consideration determined above. With respect to any purchase by Franchisor as provided herein, Franchisor shall have the right to set-off all amounts due from Franchisee under this Agreement.

     C. Paragraphs XVI.A.2, 4, 5 and 7 hereof shall not apply to the operation by Franchisee of any other franchised restaurant pursuant to any other franchise agreement between Franchisor and Franchisee.

XVIII.  COVENANTS

     A. Franchisee covenants that during the term of this Agreement except as otherwise approved in writing by Franchisor, Franchisee (or if Franchisee is not an individual, a Principal of Franchisee satisfactory to Franchisor or Franchisee's restaurant general manager shall devote requisite time, energy and best efforts to the management and operation of the Franchised Restaurant.

     B. With respect to Franchisee, during the term of this Agreement (or, with respect to each of Franchisee's Principals during the term of this Agreement for so long as such individual or entity satisfies the definition of "Franchisee's Principals" as described in Paragraph XIV hereto), except as otherwise approved in writing by Franchisor, neither Franchisee nor Franchisee's Principals shall, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation:

          1. Divert or attempt to divert any business or customer of the Franchised Restaurant to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated
Entertainment and the System.

          2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee of Franchisor, or otherwise directly or indirectly to induce such person to leave his or her employment.

          3. Own, maintain, engage in, or have any interest in any restaurant business with entertainment by three dimensional computer-controlled animated characters or video display; provided, however, that this provision shall not apply to the operation by Franchisee or Franchisee's Principals of any other franchise which may be granted by Franchisor to Franchisee or Franchisee's Principals; and provided, further, that this provision shall not apply to any ownership by Franchisee or Franchisee's Principals, individually or collectively, of less than five percent (5%) of the outstanding equity securities in any publicly-held corporation.

     C. With respect to Franchisee, for a continuous uninterrupted period commencing upon the expiration or termination of, or the transfer of all of Franchisee's interest in, this Agreement, regardless of the cause thereof (or, with respect to each of Franchisee's Principals, commencing upon the earlier of:
(i) the expiration or termination of, or the transfer of all of Franchisee's interest in, this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Franchisee's Principals" as described in Paragraph XIV of this Agreement), and continuing for one (1) year thereafter, except as otherwise approved in writing by Franchisor, neither Franchisee nor Franchisee's Principals shall, either directly or indirectly, for themselves or through, on behalf of, or in conjunction with any other person, persons, partnership or corporation:

          A.   do or engage in any act described by Paragraph
XVIII.B.1 and 2 of this Agreement, which is hereby incorporated by reference as if more fully set forth herein, or

          2. own, maintain, engage in, or have any interest in any restaurant business with entertainment by three dimensional computer-controlled animated characters or video display within a radius of twenty-five (25) miles of the location of the Franchised Restaurant; provided, however, that this provision shall not apply to the operation by Franchisee or Franchisee's Principals of any other franchise which may be granted by Franchisor to Franchisee or Franchisee's Principals; and provided, further, that this provision shall not apply to any ownership by Franchisee or Franchisee's Principals, individually or collectively, of less than five percent (5%) of the outstanding equity securities in any publicly-held corporation.

     D. Franchisee and Franchisee's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XVIII.B and C of this Agreement, or any portion thereof, without either's consent, effective immediately upon receipt by Franchisee and Franchisee's Principals of written notice thereof, and Franchisee and the Franchisee's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXIII hereof.

     E. If Franchisee or Franchisee's Principals develop any new concept, process or improvement in the operation or promotion of the Franchised Restaurant, Franchisee shall promptly notify Franchisor and provide Franchisor with all necessary related information, without compensation. Franchisee and Franchisee's Principals acknowledge that any such concept, process or improvement will become the property of Franchisor, and Franchisor may use or disclose such information to other franchisees or developers as it determines to be appropriate.

     F. At Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Paragraph XVIII from any and all of its employees having access to the confidential information described in Paragraph X.A hereof, including all employees who receive training from Franchisor as provided in Paragraph III.D. The covenants required by this Paragraph XVIII.F shall be substantially in the form contained in Attachment D.

XIX. TAXES, PERMITS AND INDEBTEDNESS OF FRANCHISEE

     A. Franchisee shall promptly pay when due all taxes levied or assessed by any federal, state or local tax authority, and any and all other indebtedness incurred by Franchisee in the conduct of the business franchised hereunder. Franchisee shall promptly pay to Franchisor an amount equal to any sales tax, gross receipts tax or similar tax imposed on Franchisor with respect to any payments to Franchisor required under this Agreement, except to the extent the tax is credited against income tax paid by Franchisor for the same tax period.

     B. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Franchised Restaurant or any improvements thereon.

     C. Franchisee shall comply with all federal, state, and local laws, rules and regulations, and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the business franchised under this Agreement, including, without limitation, licenses to do business, fictitious name registration and sales tax permits, health and sanitation permits and ratings and fire clearances. Copies of all subsequent inspection reports, warnings, certificates and ratings, issued by any governmental entity during the term of this Agreement in connection with the conduct of the Franchised Restaurant which indicate Franchisee's failure to meet or maintain the highest governmental standards (such as, without limitation, a Grade A sanitation rating or its equivalent) or less than full compliance by Franchisee with any applicable law, rule or regulation, shall be forwarded to Franchisor by Franchisee within five (5) days of Franchisee's receipt thereof.

     D.   Franchisee shall notify Franchisor in writing within five
(5) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award, judgment or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Restaurant or the Franchisee.

XX.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

     B. During the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor and as an authorized user of the Proprietary Marks which are owned by Franchisor. Franchisee agrees to take such affirmative action as may be necessary to do so, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the Franchised Restaurant premises, the content of which Franchisor reserves the right to specify or approve in advance.

     C. It is understood and agreed that nothing in this Agreement authorizes Franchisee or Franchisee's Principals to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Franchisee or Franchisee's Principals in the conduct of the Franchised Restaurant or any claim or judgment arising therefrom against Franchisor.

     D. Franchisee and each of Franchisee's Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees ("Indemnitees"), from all "losses and expenses", (as defined in Section XX.G.2 below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

          1. The infringement, alleged infringement, or any other violation or alleged violation by Franchisee or any of Franchisee's Principals of any patent, mark, copyright or other proprietary right owned or controlled by third parties;

          2. The violation, breach or asserted violation or breach by Franchisee or any of Franchisee's Principals of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

          3. Libel, slander or any other form of defamation of Franchisor, the System or any developer or franchisee operating under the System, by Franchisee or by any of Franchisee's
Principals;

          4. The violation or breach by Franchisee or by any of Franchisee's Principals of any warranty, representation, agreement or obligation in this Agreement or in any other agreement between Franchisee, its subsidiaries and affiliates and Franchisor, its subsidiaries and affiliates or the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees thereof; and

          5. Acts, errors, or omissions of Franchisee, any of Franchisee's subsidiaries or affiliates or any of Franchisee's Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Franchisee and its subsidiaries and affiliates in connection with the establishment and operation of the Franchised Restaurant.

    E. Franchisee and each of Franchisee's Principals agree to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry, or investigation. At the expense and risk of Franchisee and each of Franchisee's Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake) or associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Franchisee and each of Franchisee's Principals to indemnify the Indemnitees and to hold them harmless.

    F. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its sole judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective actions it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

         1. any of the acts or circumstances enumerated in Paragraphs XX.D.1-4 above have occurred;

         2. any act, error, or omission as described in Paragraph XX.D.5 may result directly or indirectly in damage, injury, or harm to any person or any property.

    G.   1.   All losses and expenses incurred under this Paragraph
XX shall be chargeable to and paid by Franchisee or any of Franchisee's Principals pursuant to its obligations of indemnity under this paragraph regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

         2. As used in this Paragraph XX, the phrase "losses and expenses," shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable attorney's fees, court costs, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

    H. The Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of those with whom Franchisee, any of Franchisee's Principals, Franchisee's subsidiaries and affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and, employees of Franchisee, its subsidiaries or affiliates may contract, regardless of the purpose. Franchisee, and each of Franchisee's Principals shall hold harmless and indemnify the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of Franchisee, Franchisee's Principals, Franchisee's subsidiaries and affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Franchisee and its subsidiaries and affiliates and any such other third parties without limitation and without regard to the cause or causes thereof or negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, or active or passive. Franchisee and Franchisee's Principals acknowledge that this Paragraph XX.H clearly and unequivocally meets the requirements of the express negligence rule of the Texas Supreme Court and irrevocably waives any claim to the contrary.

    I. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee or any of Franchisee's Principals. Franchisee and each of Franchisee's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Franchisee or any of Franchisee's Principals by the Indemnitees.

    J. Franchisee and Franchisee's Principals expressly agree that the terms of this Section XX shall survive the termination, expiration or transfer of this Agreement or any interest herein.

XXI.     APPROVALS AND WAIVERS

    A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee or Franchisee's Principals, as the case may be, shall make a timely written request to Franchisor therefor, and such approval or consent shall (if given by Franchisor) be binding only if obtained in writing.

    B. Franchisor makes no warranties or guarantees upon which Franchisee or Franchisee's Principals may rely, and assumes no liability or obligation to Franchisee or Franchisee's Principals, by providing any waiver, approval, consent or suggestion to Franchisee and Franchisee's Principals in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

    C. No delay, waiver, omission or forbearance on the part of Franchisor to exercise any right, option, duty or power arising out of this Agreement or out of any breach or default thereof by Franchisee or Franchisee's Principals, or by any other franchisee, shall constitute a waiver by Franchisor to enforce any such right, option, duty or power as against Franchisee or Franchisee's Principals, or as to subsequent breach or default by Franchisee or Franchisee's Principals. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

XXII.  NOTICES

    Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

    Notices to FRANCHISOR:   Director of Franchising
                             ShowBiz Pizza Time, Inc.
                             4441 W. Airport Freeway
                             Post Office Box 152077
                             Irving, Texas  75062

    Notices to FRANCHISEE:




    Notice to Franchisee shall constitute notice to Franchisee's
Principals. Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XXIII.  ENTIRE AGREEMENT

    This Agreement, the documents referred to herein, and the Attachments attached hereto and incorporated by reference herein, if any, constitute the entire, full and complete agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Franchisee or Franchisee's Principals to execute this Agreement. No amendment, change or variance from this Agreement shall be binding on any party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XXIV.  SEVERABILITY AND CONSTRUCTION

    A. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

    B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by Paragraph XIV hereof, any rights or remedies under or by reason of this Agreement.

    C. Franchisee and Franchisee's Principals expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

    D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

    E. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable, and all acknowledgements, promises, covenants, agreements and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all the parties hereto on behalf of Franchisee.

    F. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one (1) in the same instrument.


XXV.  CURRENCY REQUIREMENT

    All fees and payments required by this Agreement shall be paid in U.S. currency.

XXVI.  MEDIATION AND APPLICABLE LAW

    A.   THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR
DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND
ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR
DISPUTE IN A COURT.  THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER
AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION
SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF FOOD SERVICE BUSINESS DISPUTES, AGREED UPON BY THE PARTIES AND, FAILING
SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY
HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), BY THE
AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES
GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN
IRVING, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY.
IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR
DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN
APPOINTED, THEN EITHER PARTY MAY BRING A LEGAL PROCEEDING UNDER
PARAGRAPH XXVI.B BELOW TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE UNLESS SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE
PARTIES.  NOTWITHSTANDING THE FOREGOING, FRANCHISOR MAY BRING AN
ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER
EXTRAORDINARY RELIEF, OR (3) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH PARAGRAPH XXVI.B BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

    B. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, FRANCHISOR AND FRANCHISOR'S PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. FRANCHISOR AND FRANCHISOR'S PRINCIPALS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. FRANCHISOR AND FRANCHISOR'S PRINCIPALS HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. FRANCHISEE AND FRANCHISEE'S PRINCIPALS AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (WITHOUT REGARD TO TEXAS CHOICE OF LAW RULES).

    C. FRANCHISEE AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING CHOICE OF APPLICABLE STATE LAW AND FORUM SET FORTH IN PARAGRAPH XXVI.B ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF FRANCHISEE AND FRANCHISOR FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

    D. FRANCHISEE AND FRANCHISOR ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT BY FRANCHISOR OCCURRED IN DALLAS COUNTY, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF FRANCHISEE ARISING UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PAYMENT OF MONIES DUE HEREUNDER, SHALL OCCUR IN DALLAS COUNTY, TEXAS.

    E. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED BY THIS AGREEMENT TO ANY PARTY HERETO IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

XXVII.  ACKNOWLEDGEMENTS

    A. Franchisee and Franchisee's Principals acknowledge that they have conducted an independent investigation of the business franchised hereunder, and recognize that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Franchisee and Franchisee's Principals as independent businessmen. Franchisor expressly disclaims the making of, and Franchisee and Franchisee's Principals acknowledge they have not received any representation, warranty or guarantee, express or implied, as to the potential volume, profits, costs or success of the business venture contemplated by this Agreement. Franchisee and Franchisee's Principals acknowledge that they have received, read and understood this Agreement, the attachments hereto, if any, and the agreements relating thereto, if any, and that Franchisor has accorded Franchisee and Franchisee's Principals ample time and opportunity to consult with advisors of their own choosing about the potential benefits and risks of entering into this Agreement.

    B. Franchisee and Franchisee's Principals acknowledge that they received a copy of this Agreement, the attachments thereto, if any, and agreements relating thereto, if any, at least five (5) business days prior to the date on which this Agreement is executed. Franchisee and Franchisee's Principals further acknowledge that they have received the disclosure document required by the Federal Trade Commission trade regulation rule entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

XXVIII.  GUARANTY

    A. Franchisee represents that, as of the execution of this Agreement, Franchisee's Principals and all the initial beneficial owners of the Franchisee are as shown in Attachment A hereto. As a condition to its execution and acceptance of this Agreement, Franchisor may require any or all of the initial beneficial owners of Franchisee to execute a Guaranty in the form of Attachment B hereto.

    B. If, after the execution of this Agreement, any person or entity ceases to qualify as one of Franchisee's Principals or if any person or entity succeeds to or otherwise comes to occupy a position which could qualify it as one of the Franchisee's Principals, Franchisee shall notify Franchisor within ten (10) days after any such change and, upon designation of such person or entity of Franchisor as one of Franchisee's Principals, such person or entity shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Franchisor to be executed by others in such position.

    C. By executing this Agreement, Franchisee's Principals hereby jointly and severally, irrevocably and unconditionally, guarantee to Franchisor, its successors and assigns, Franchisee's performance of all of Franchisee's obligations, covenants and agreements hereunder and otherwise bind themselves to the terms of this Agreement as stated herein. Each of Franchisee's Principals represents and warrants that he has read the terms and conditions of this Agreement and acknowledges that (1) the execution of this Agreement and the undertakings of the Franchisee's Principals in this Agreement are in partial consideration for, and a condition to, the granting of the license evidenced by this Agreement, and (2) Franchisor would not have granted the license evidenced by this Agreement without the execution of this Agreement and such undertakings by each of Franchisee's Principals. Each of Franchisee's Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Franchisee, notice of any default by Franchisee or any guarantor, notice of any release of any of Franchisee's Principals from this guaranty or the obligations of Franchisee and notice of any waiver, renewal, extension, modification or amendment to this Agreement. Franchisor may pursue its rights against any or all of Franchisee's Principals without first exhausting its remedies against Franchisee and without joining any other guarantor hereto. No delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

    IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

                        FRANCHISOR

                        SHOWBIZ PIZZA TIME, INC.


                        By:
                        Name:
                        Title:



STATE OF TEXAS

COUNTY OF DALLAS


    Before me personally appeared ------------------- who, after being duly sworn, says that he is the-------------of ShowBiz Pizza Time, Inc., a corporation, organized and existing under the laws of Kansas, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such corporation for such purposes therein contained.

    WITNESS my hand and official seal this ----- day of ------, 199---.


                        Notary Public


                        FRANCHISEE


                        By:
                             Name:
                             Title:

STATE OF    ------------

COUNTY OF   ------------


     Before me personally appeared
who, after being duly sworn, says that he is the ---------- of ------------, a (corporation) (partnership), organized and existing under the laws of --------------, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such (corporation) (partnership) for the purposes therein contained.

     WITNESS my hand and official seal this------ day of----------, 19--.



                              Notary Public


     Each of the undersigned acknowledges and agrees as follows:

     (1) Each is included in the term "Franchisee's Principals" as described in Paragraph XIII of this Franchise Agreement;

     (2) Each has read the terms and conditions of this Franchise Agreement. Each acknowledges that the undertakings by Franchisee's Principals hereunder and as stated below, and the execution of the guaranty described in Paragraph XXVIII of this Franchise Agreement are made and given in partial consideration of, and as a condition to, the Franchisor's grant of rights to Franchisee as described herein; and

     (3) Each individually, jointly and severally makes all of the covenants, representations and agreements of Franchisee's Principals set forth in this Franchise Agreement and is obligated to perform thereunder.

                    FRANCHISEE'S PRINCIPALS

                    Name: ---------------------------------------

                    Name: ---------------------------------------

                    Name: ---------------------------------------



STATE OF    ---------

COUNTY OF  ----------


     Before me personally appeared the following persons, ----------------, and ------------------, who are know to me to be the persons who executed the foregoing and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

     WITNESS my hand and official seal this -----day of ------------, 19--.




          Notary Public


                           ATTACHMENT A

     FRANCHISEE'S PRINCIPALS AND INITIAL EQUITY OWNERS




LOCATION:
DATTE:

Franchisee hereby represents and warrants that Franchisee's
Principals (as defined in the Franchise Agreement) and the initial beneficial owners of Franchise are as follows:


                                    Position with     Percentage
    Name           Address          Franchisee        Ownership
    -----          -------          -------------     ------------





    (Interests must total 100%)


                             FRANCHISEE

                             -----------------------------------


                             By:   ------------------------------

                             Name: ------------------------------

                             Title: -----------------------------



STATE OF ----------

COUNTY OF ---------

     Before me personally appeared the following persons,-------------,---
- -------------------,-----------------------are known to me to be the persons who executed the foregoing and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

     WITNESS my hand and official seal this --- day of -------, 199---.


                             Notary Public


                           ATTACHMENT B

                             GUARANTY

     As an inducement to ShowBiz Pizza Time, Inc. ("Franchisor") to execute the foregoing Franchise Agreement and the Attachments thereto of even date hereto, the undersigned, jointly and severally, hereby agree to be individually bound by all the terms and conditions of the above Franchise Agreement including any amendments or modifications thereto whenever made (hereinafter the "Agreement") and unconditionally and irrevocably guarantee to Franchisor and its successors and assigns that all of Franchisee's obligations under the Agreement will be punctually paid and performed.

     Upon default by Franchisee or notice from Franchisor, the undersigned will immediately make each payment and perform each obligation required of Franchisee under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Franchisor may, without notice to the undersigned, renew, extend, modify, amend or release any indebtedness or obligation of Franchisee, or settle, adjust, or compromise any claims against Franchisee.

     The undersigned waive all demands and notices of every kind with respect to this Guaranty and the Agreement, including, without limitation, notice of: the amendment or modification of this Guaranty or the Agreement, the demand for payment or performance by Franchisee, any default by Franchisee or any guarantor, and any release of any guarantor or other security for the Agreement or the obligations of Franchisee.

     Franchisor may pursue its rights against the undersigned without first exhausting its remedies against Franchisee and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

     Upon receipt by Franchisor of notice of the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors hereunder will continue in full force and effect.

     IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of the date of the Agreement.

Witnesses:                         Guarantors:

- --------------      --------------------------

- --------------      --------------------------

- --------------      --------------------------


STATE OF-------------------

COUNTY OF -----------------


     Before me personally appeared the following persons,--------------,--
- --------------------,-----------------,  who are known to me to be the persons who executed the foregoing Guaranty and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

    WITNESS my hand and official seal this -- day of ------,199- .


                        Notary Public in and for
                        the State of ------------


                           ATTACHMENT C

                           CORNERSTONES



                           ATTACHMENT D

           CONFIDENTIALITY AND NONCOMPETITION AGREEMENT


                           ATTACHMENT E

                           LEASE RIDER


     This Lease Rider is made and entered into ------------, 19-- by and between ShowBiz Pizza Time, Inc., a Kansas corporation
("Franchisor"),---------------------- ("Franchisee") and ---------------
("Landlord").

     WHEREAS, Franchisor and Franchisee are parties to that certain Franchise Agreement dated ------------, 19-- ("Franchise
Agreement");

     WHEREAS, Franchisee and Landlord desire to enter into a lease (the "Lease") pursuant to which Franchisee will occupy the premises located at---------------------------------- (the "Premises") for
a family-oriented pizza restaurant (hereinafter "Restaurant") licensed under the Franchise Agreement; and

     WHEREAS, as a condition to entering into the Lease, the Franchisee is required under the Franchise Agreement to execute this Lease Rider along with the Landlord and Franchisor;

     NOW, THEREFORE, the parties in consideration of the mutual undertakings and commitments of each party to the other party set forth herein and in the Franchise Agreement, mutually agree as follows:

          1. During the term of the Franchise Agreement, the Premises shall be used only for the operation of the Restaurant.

          2. Landlord consents to Franchisee's use of such marks and signs, decor items, color schemes and related components of the Chuck E. Cheese system as Franchisor may prescribe for the Restaurant.

          3. Landlord agrees to furnish Franchisor with copies of any and all letters and notices sent to Franchisee pertaining to the Lease and the Premises, at the same time that such letters and notices are sent to Franchisee.

          4. Franchisor shall have the right to enter the Premises to make any modification or alteration necessary to protect the Chuck E. Cheese system and marks or to cure any default under the Franchise Agreement or any development agreement entered into between Franchisor and Franchisee or under the Lease, without being guilty of trespass or any other crime or tort, and Landlord shall not be responsible for any expenses or damages arising from Franchisor's action in connection therewith.

          5. Franchisee shall not assign the Lease or renew or extend the term thereof without the prior written consent of Franchisor.

          6. Landlord and Franchisee shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Franchisor.

          7. The terms of this Lease Rider will supersede any conflicting terms of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Lease Rider as of the date first above written.

                             FRANCHISOR:

                             SHOWBIZ PIZZA TIME, INC.
                             a Kansas corporation

                             By:
                             Name:
                             Title:

                             FRANCHISEE:

                            By:
                             Name:
                             Title:
                             LANDLORD:


                             By:
                             Name:
                             Title:



                         ATTACHMENT F

                ADVERTISING COOPERATIVE AGREEMENT